EXHIBIT 10.21

                                    EXHIBIT A

                                                                  Execution Copy

                        JMB - 40 BROAD STREET ASSOCIATES,

                                    LANDLORD

                                       and

                      NEW HORIZONS COMPUTER LEARNING CENTER
                         OF METROPOLITAN NEW YORK, INC.

                                     TENANT

                         -------------------------------

                                      LEASE

                         ------------------------------

                                DEMISED PREMISES:

                                 40 BROAD STREET
                                ENTIRE 3RD FLOOR

                               NEW YORK, NEW YORK

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                                TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----

1   BASIC LEASE PROVISIONS                                                     1

2   TERM PREPARATION AND POSSESSION OF DEMISED PREMISES                        3

3   USE                                                                        4

4   FIXED RENT                                                                 4

5   TAXES                                                                      5

6   OPERATING EXPENSES                                                         7

7   ELECTRICITY                                                               11

8   LANDLORD'S PROPERTY, TENANT'S PROPERTY                                    12

9   REPAIRS, ALTERATIONS AND LIENS                                            13

10  COMPLIANCE WITH LAWS                                                      15

11  ASSIGNMENT, SUBLETTING, MORTGAGING                                        16

12  INSURANCE                                                                 22

13  DAMAGE OR DESTRUCTION                                                     23

14  LANDLORD'S LIABILITY                                                      25

15  CONDEMNATION                                                              26

16  CONDITIONS OF LIMITATION                                                  77

17  RE-ENTRY BY LANDLORD                                                      29

18  LANDLORD'S REMEDIES, DAMAGES                                              30

19  SERVICES AND EQUIPMENT                                                    32

20  ACCESS; RIGHT TO CHANGE PUBLIC PORTIONS OF BUILDING                       34

21  BROKER                                                                    35

22  SUBORDINATION                                                             35

23  LEGAL PROCEEDINGS; WAIVER OF JURY TRIAL                                   36

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SECTION                                                                     PAGE
-------                                                                     ----

24   ESTOPPEL CERTIFICATE                                                     36

25   SURRENDER OF DEMISED PREMISES                                            37

26   NOTICES                                                                  38

27   SECURITY DEPOSIT                                                         39

28   COVENANT OF QUIET ENJOYMENT                                              39

29   PARTNERSHIP TENANT                                                       39

30   MISCELLANEOUS                                                            41

31   RENEWAL OPTION                                                           42

                                      -ii-

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EXHIBITS
--------

A       FLOOR PLAN
A-l     LANDLORD'S WORK
B       CLEANING SCHEDULE
C       RULES AND REGULATIONS
D       GUARANTY OF LEASE

        THIS LEASE is made as of the 29th day of September, 1996, between JMB-40 Broad Street Associates, c/o Heitman Properties of New York Ltd., 40 Broad Street, New York, New York 10004 ("Landlord") and New Horizons Computer Learning Center of Metropolitan New York, Inc., a Delaware corporation. having an address at One Penn Plaza, New York, New York 10119 ("Tenant").

                                   WITNESSETH:

        Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1

                             BASIC LEASE PROVISIONS

The Building:                40 Broad Street
                             New York, New York

The Land:                    The land upon which the Building is located.

Demised Premises:            The entire rentable area of the 3rd floor of the
                             Building consisting of 14,614 square feet as shown by hatching on the Floor plan attached hereto as Exhibit A and made a part hereof.

Commencement Date:           That date which is the earlier to occur of: (a) the
                             date Tenant takes possession of all or any portion of the Demised Premises, or (b) ten'(l0) days after notice of substantial completion of Landlord's Work as determined by execution and delivery of an American Institute of Architects certificate of substantial completion certified by the architect of record.

Expiration Date:             That date which is the last day of the calendar
                             month in which the 11th anniversary of the Commencement Date occurs.

Landlord's Work:             The work described on EXHIBIT A-1 attached hereto
                             and made a part hereof. Landlord has made and makes no representations as to the date on which it will complete Landlord's Work and Landlord shall be under no penalty or liability to Tenant whatsoever by reason of any delay in such performance and this Lease and the Commencement Date shall not be affected thereby. If, for any reason whatsoever, landlord's Work is not substantially completed by the Commencement Date, then Landlord shall be entitled to have access to the Demised Premises to complete Landlord's Work and the payment of Fixed
                             Rent and additional rent shall not be affected thereby.

Rent Abatement:              First twelve (12) months of the Lease term
                             commencing on the date Tenant takes possession of the Demised Premises.

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Fixed Rent:

PERIOD                                 ANNUAL FIXED RENT    MONTHLY INSTALLMENT
------                                 -----------------    -------------------

From the Commencement Date                $321,508.00           $26,792.33
through and including the
last day of the forty-second
(42nd) month following the
month in which the
Commencement Date occurs
From the first day of the                  365,350.00            30,445.83
forty-third (43rd) month
following the month in which
the Commencement Date occurs
through and including the last day
of the ninety-sixth (96th) month
following the month in which the
Commencement Date occurred
From the first day of the                  394,578.00            32,881.50
ninety-seventh month (97th)
month following the month
in which the Commencement Date
occurs through and including
the last day of the one hundred
thirty-second (132nd) month
following the month in which
the Commencement Date occurs.

Base Tax Year:               The fiscal year commencing on July 1, 1996 and
                             ending June 30, 1997.

Tenant's Proportionate
  Share:                     5.63%

Base Operating Year:         The twelve(12)month period commencing on January 1,
                             1996 through and including December 31. 1996.

Electricity:                 Direct Meter with Con Edison as Per Article 7.

Broker:                      Helmsley-Spear, Ine.

Security Deposit:            $80,376.99 (one month security to be applied to
                             13th month's Fixed Rent charge)

Notices:                     If to Tenant, New Horizons Computer Learning Center
                                           of Metropolitan New York, Ine.
                                           One Penn Plaza
                                           New York, New York 10119
                                           Attention: General Manager

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                            A COPY TO:     New Horizons Education Corporation
                                           500 Campus Drive
                                           Morganville, New Jersey 07751
                                           Attention: General Counsel

                            If to Landlord, Heitman Properties of New York Ltd.

                                           40 Broad Street
                                           New York, New York 10004
                                           Attention: Building Manager

                            A COPY TO:     Gordon Altman Butowsky Weitzen
                                           Shalov & Wein
                                           114 West 47th Street
                                           New York, NY 10036
                                           Attention: Jeffrey M. Gussoff, Esq.

                            Guarantor:     Handex Corporation

                                    ARTICLE 2

              TERM. PREPARATION AND POSSESSION OF DEMISED PREMISES

        Section 2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants and conditions of this lease, the Demised Premises. Tenant shall have the right to use, for purposes of access to and egress from the Demised Premises, in common with others, the lobbies, elevators and other public portions of the Building. The term of this Lease shall commence on the Commencement Date and shall expire on the Expiration Date, or on such earlier date, if any, on which the term of this Lease shall be sooner terminated pursuant to any of the conditions or provisions of this Lease or pursuant to law. Promptly after the occurrence of the Commencement Date, the parties shall execute and deliver to the other an agreement in recordable form and content reasonably satisfactory to Landlord (the Recommencement Date Agreement) which shall state, among other things, the Commencement Date and Expiration Date of the term hereof. The delay or failure of the parties to enter into the Commencement Date Agreement shall not affect the dates herein described as the Commencement Date or Expiration Date.

        Section 2.02. Except as otherwise provided in Exhibit A-I attached hereto and incorporated by reference herein, Tenant shall take possession of the Demised Premises As is, and Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Demised Premises for Tenant's occupancy, except that Landlord shall perform Landlord's Work.

        Section 2.03. If Landlord, for any reason whatsoever, shall be unable to give Tenant possession of the Demised Premises on the Commencement Date, Landlord shall not be subject to any liability, nor shall the validity of this Lease or the obligations of Tenant hereunder be thereby affected. Without limiting the foregoing. the parties hereto expressly waive the provisions of
Section 223-a of the Real Property Law and agree that the foregoing is intended to constitute on express Provision to the contrary. within the meaning of said
Section 223-a.

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                                    ARTICLE 3

                                       USE

        Section 3.01. Tenant shall use and occupy the Demised Premises solely for executive and general business office purposes and as a computer training facility for computer operators, and for no other purpose.

        Section 3.02. If any governmental license or permit, other than a certificate of occupancy for the Building, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and furnish a photostatic copy thereof to Landlord upon Landlord's request therefor. Tenant shall at all times comply with the terms and conditions of each such license or permit.

        Section 3.03. (a) Any provision hereof to the contrary notwithstanding, Tenant shall not use the Demised Premises or any part thereof or permit the Demised Premises or any part thereof to be used (i) for a banking, trust company, depository, guarantee or safe deposit business, (ii) as a savings bank, or as a savings and loan association or as loan company, (iii) for the sale of travelers' checks, money orders, drafts, foreign exchange or letters of credit or for the receipt of money for transmission, (iv) as restaurant or bar or for the sale of confectionery, soda, beverages, sandwiches, ice cream or baked goods or for the preparation, dispensing or consumption of food or beverages in any manner whatsoever, except for vending machines for the sale of prepackaged consumer quantity foods and beverages to Tenant, its employees and guests and a pantry for the preparation of coffee or tea, (vi) as a State of New York accredited school, (vii) by any agency or department of the United States Government or the City or State of New York or any foreign government or instrumentality, (viii) for public stenography, (ix) for an employment or placement agency, or (x) for the business of photographic or offset printing.

        (b) Tenant shall not suffer or permit the Demised Premises or any part thereof to be used in any manner, or anything to be done therein, or suffer or permit anything to be brought into or kept therein. which would in any way (i) violate any of the provisions of any 'Superior Lease. or 'Superior Mortgage' provided such terms, conditions or provisions are provided to Tenant in advance, as defined herein, the certificate of occupancy for the Demised Premises or the Building or the requirements of public authorities, (ii) cause, or in Landlord's reasonable opinion be likely to cause, physical damage to the Building, (iii) constitute a public or private nuisance, (iv) impair the appearance, character or reputation of the Building, (v) interfere with the normal operation of the heating, air-conditioning. ventilating, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, or (vi) impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, annoyance or inconvenience to, Landlord or any of the other tenants or occupants of the Building.

                                    ARTICLE 4

                                   FIXED RENT

        Section 4.01. Throughout the term of this Lease, Tenant shall pa, Fixed Rent in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease, except that Tenant shall pay the first monthly installment of Fixed Rent (notwithstanding the fact that such installment of Fixed Rent is for the month immediately following the Rent Concession Period) upon the execution and delivery of this Lease by Tenant. In the event that the Commencement Date shall be a date other than the first day of a calendar month, Fixed Rent shall be prorated for such period from the Commencement Date to the end of such calendar month.

        Section 4.02. All costs and expenses (other than Fixed Rent) which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed and constitute additional rent hereunder, and in event of nonpayment, Landlord shall have all the rights and remedies with respect thereto as is herein and at law provided for in case of nonpayment of Fixed Rent.

        Section 4.03. All Fixed Rent and additional rent shall be paid promptly when due, without notice or demand therefor, and without any abatement, deduction or set-off for any reason whatsoever, except as may be expressly provided in this Lease, and shall be paid in lawful money of the United States to Landlord or Landlord's agent at such place as Landlord or Landlord's agent may designate by notice to Tenant. Any checks tendered by Tenant in payment of Fixed Rent, additional rent and adjustments of Fixed Rent, shall be either (a) a teller's or cashier's or of ficial bank check of a bank which is a member of the New York Clearing House Association and shall be payable to the order of Landlord (or Landlord's agent) or (b) Tenant's good, unendorsed check drawn on a bank which is a member of the New York Clearing House Association and payable to the order of Landlord (or Landlord's agent).

        Section 4.04. If all or any part of the Fixed Rent or additional rent shall at any time become uncollectible, reduced or required to be refunded by virtue of any rules, regulations, orders, laws and ordinances (including, without limitation, rent control or stabilization laws) of governmental or quasi-governmental authorities (collectively, "Laws and Ordinances".), then, for the period prescribed by such Laws and Ordinances, Tenant shall pay to Landlord the maximum amounts permitted pursuant to said Laws and Ordinances. Upon the expiration of the applicable period of time during which such amounts shall be uncollectible, reduced or refunded, Tenant shall pay to Landlord all such uncollected, reduced or refunded amounts that would have been payable for such period of time absent such Laws and Ordinances to the extent permitted by law.

        Section 4.05. In addition to any other remedies Landlord may have under this Lease, if any Fixed Rent or additional rent payable hereunder by Tenant to Landlord are not paid within five (5) days after the date due hereunder, Tenant shall pay to Landlord a late charge equal to the greater of (a) S250.00 or (b) such Fixed Rent or Additional Rent shall bear interest at the rate of one and one-half (1-l/2%) percent per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be additional rent hereunder.

        Section 4.06. Notwithstanding the foregoing, commencing on the Commencement Date, monthly Fixed Rent shall abate for the first twelve (12) calendar months of the Term. The abatement of monthly Fixed Rent provided herein shall not relieve tenant form the performance of Tenants other obligations under this Lease including the obligation to pay on a timely basis all Rent Adjustment and all other additional rent and other obligations under this Lease, which shall become due and payable during the Term.

                                    ARTICLE 5

                                      TAXES

        Section 5.01. In addition to the Fixed Rent herein before reserved, Tenant covenants and agrees TO pay to Landlord, as additional rent, sums computed in accordance with the following sections hereof.

        Section 5.02. For the purposes of this Article and other provisions of this Lease: (a) The term Taxes shall mean all real estate taxes, assessments, special assessments, water and sewer rents, governmental levies, county faxes or any other govemmcMal charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any and every kind or nature whatsoever, which are or may be assessed or imposed upon the Land, the Building and the sidewalks, plazas, streets and alleys in front of or 9117196: 12:46pm adjacent thereto, and any rights or interests appurtenant thereto under the laws of the United States, the State of New York or any political subdivision thereof or by the City of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a franchise, income, transit, profit or other tax or governmental imposition, however designated (including without limitation any tax, excise or fee, measured by or payable with respect to any rents, licenses or other charges received by Landlord and levied against Landlord and/or the Land and/or Building) shall be levied against Landlord and/or the Land and/or the Building in substitution, in whole or in part, or as an addition to or in lieu of any Taxes, then such franchise, income, transit. profit or other tax or governmental imposition shall be deemed to be included within the definition of the term ~Taxes' for the purposes hereof, excluding any income, corporate franchise, estate, inheritance, succession, capital stock or transfer tax levied on Landlord. Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land or the Building.

            (b) The term "Tax Year" shall mean each twelve (12) month period following the Base Tax Year, any portion of which period occurs during the term of this Lease.

        Section 5.03. Tenant shall pay to Landlord, as additional rent hereunder, an amount (the "TAX Payment") equal to Tenant's Proportionate Share of the amount, if any, by which the Taxes for any Tax Year, any part of which shall occur during the term of this Lease, shall exceed the Taxes payable for the Base Tax Year, whether such increase results from a higher tax rate or an increase in the assessed valuation of the Land or the Building, or both, or from any other cause or reason whatsoever. A copy of the tax bill of The City of New York or other taxing authority imposing Taxes on the Land or the Building shall be sufficient evidence of the amount of Taxes. Notwithstanding the fact that the aforesaid additional rent is measured by Taxes, such amount is additional rent and shall be paid by Tenanr as provided herein regardless of the fact that Tenant may be exempt, in whole or IN part, from the payment of any Taxes by reason of Tenants diplomatic status or for any other reason whatsoever.

        Section 5.04. With respect to each Tax Year occurring in whole or in part during the term of this Lease, Tenant shall pay to Landlord the Tax Payment, in equal monthly installments during the calendar year in which such Tax Year commences, in the manner hereinafter described. At any time during the calendar year in which a Tax Year commences. Landlord may furnish to Tenant a written estimate (a Tax "Estimate") setting forth Landlord's estimate of the Tax Payment for such Tax Year (.Estimated Tax Payment.). Such estimate shall be determined by Landlord by applying to the most recently announced assessed value of the Land and Building (whether final or otherwise) such tax rate as Landlord shall anticipate is the tax rate to be finally determined for such Tax Year. Subject to adjustment as hereinafter provided, Tenant shall pay Landlord on the first day of each month during each calendar year occurring in whole or in part during the term hereof, an amount equal to one-twelfth (1/12th) of the Estimated Tax Payment for the Tax Year commencing during such calendar year. If Landlord furnishes a Tax Estimate for the Tax Year subsequent to the commencement of the calendar year in which such Tax Year begins, then (a) until the first day of the month following the month in which the Tax Estimate is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the previous Tax Year, (b) promptly after the Tax Estimate is furnished to Tenant. Landlord shall give notice to Tenant stating whether the amount previous1y paid by Tenant to Landlord during such -calendar year was greater or less than the installments of the estimated Tax Payment to be paid during such calendar year in accordance with the Tax Estimate. and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the additional rent payable under this Lease. and (c) on the first day of the month following the furnishing to Tenant of the Tax Estimate, and monthly [hereafter umil the rendering to Tenant of a Tax Statement Hereinafter defined) for such Tax Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12) of the. amount shown on such Tax Estimate. At any time during or after such Tax Year, (x) Landlord shall furnish to Tenant a written statement (a "Tax Statement") setting forth the Tax Payment for such Tax Year, and stating whether the sum' of the installments previously paid by Tenant to Landlord pursuant to the Tax Estimate or otherwise for such Tax Year was greater or less than the sum of the installments of the Tax Payment to be paid for such Tax Year in accordance with the Tax Statement. (y) any deficiency or overpayment shall be disposed of in the manner of a deficiency or overpayment in Estimated Tax Payment. and (z) on the first day of the month following the month in which the Tax Statement is furnished to Tenant. and monthly thereafter until a new Tax Estimate or Tax Statement is furnished to Tenant. Tenant shall pay to Landlord an amount equal to one-twelfth 1/12th) of the Tax Payment shown on the Tax Statement.

                                    ARTICLE 6

                               OPERATING EXPENSES

        Section 6.01. In addition to the annual Fixed Rent, Tenant covenants and agrees to pay. as additional rent, sums computed in accordance with the following sections hereof.

        Section 6.02. For the purposes of this Article 6 and other provisions of this Lease:

            (a) The term "Operating Expenses. shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf which are properly allocable to the ownership, management, repair. maintenance. replacement. restoration or operation of the Building, the Land and any plazas, sidewalks, curbs and appurtenances thereto. including, without limitation. the following items (which items are illustrative of items to be included in Operating Expenses):

                  (1) Labor Costs. (as such term is hereinafter defined) of persons performing services required in connection with the operation, repair and maintenance of the Land or the Building;

                  (2) the cost of (including, without limitation, any rental cost of) materials and supplies used in the operation. cleaning, safety, security, renovation, replacement, repair and maintenance of the Building, its plazas, sidewalks, curbs and appurtenances, and any plant, equipment, facilities and systems designed to supply heat, ventilation, air conditioning or any other services or utilities, or comprising any portion of the electrical. gas, steam, plumbing. sprinkler. mechanical, communications, alarm, security or fire/life safety systems or equipment. including any sales and other taxes thereon;

                  (3) the depreciation for, or the rental cost or value (including applicable sales taxes) of, hand tools and other movable equipment used in the operation, cleaning, safety, security, repair or maintenance of the Building, its plazas. sidewalks. curbs and appurtenances:

                  (4) reasonable legal, accounting and other professional fees incurred in connection with the operation or management of the Land or the Building;

                  (5) amounts charged to Landlord by independent contractors for services. materials and supplies furnished in connection with the operation, repair and maintenance of any part of the Building. its plazas. sidewalks, curbs and appurtenances, including the heating, air-conditioning, ventilating, plumbing. electrical. elevator. safety and other systems of the Building;

                  (6) the cost of all charges for window cleaning and other cleaning, janitorial. security and other services, in and about the Building, its plazas. sidewalks. curbs and appurtenances;

                  (7) premiums paid by Landlord for rent, casualty, boiler, sprinkler, plate-glass. liability and fidelity insurance with respect to the Land or Building its plazas, sidewalks, curbs and appurtenances. and any other insurance Landlord maintains or is required to maintain with regard to the Land or the Building or the maintenance or operation thereof:

                  (8) costs (including all applicable taxes) for electricity (as measured by the Building's dedicated electric meters and evaluated under the same rate classification and frequency that Landlord is charged by the public utility furnishing electricity to the Building), steam, telephone, and other utilities for the portions of the Land and the Building not leased and occupied by tenants in the Building and for utilities and electricity (so measured and evaluated) consumed in connection with the operation of the heating, ventilating and air conditioning equipment servicing the Building, including the tenanted portions thereof;

                  (9) water charges and sewer rents or charges to the extent not specifically reimbursable by tenants of the Building;

                  (10) the cost of painting and otherwise decorating any non-tenant areas of the Building, its plazas and sidewalks;

                  (11) holiday decorations for the lobby and other public portions of the Building, its plazas and sidewalks;

                  (12) dues, fees and contributions paid to civic organizations and associations representing Landlord, or of which Landlord IS a member, in the City of New York. which relate to Landlord's ownership of the Building;

                  (13) franchise. license and similar fees and charges- paid by Landlord tO any governmental agency for the privilege of owning, leasing, operating, maintaining or servicing the Building or any of its equipment. property or appurtenances;

                  (14) the cost of exterior and interior landscaping of non-tenant areas of the Land, the Building, its plazas and sidewalks;

                  (15) the cost of uniforms, work clothes and dry cleaning for personnel of the Building;

                  (16) the cost or value, or the cost or value of the rental, together with the cost of installation, of any Building security or other system used in connection with life or property protection installed after the Base Year (including the cost, or the cost or value of the rental, of all machinery, electronic systems and other equipment comprising any part thereof), as well as the cost of the operation and repair of any such system in operation during the Base Year:

                  (17) whether or not capitalized under generally accepted accounting principles, costs for alterations and improvements to the Building made after the Base Year by reason of the laws and requirements of any public authorities or the requirements of insurance bodies or Landlord's insurer, provided, however, that to the extent such costs are capitalized under generally accepted accounting principles, such cost shall be amortized over a period of five years;

                  (18) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof which is not in excess of the then prevailing rates for management fees of other first class office buildings in New York County;

                  (19) whether or not capitalized under generally accepted accounting principles, the cost of improvements. equipment or machinery installed for the purpose of reducing energy consumption or reducing other Cooperating Expenses. provided. however that to the extent such costs are capitalized under generally accepted accounting principles such costs shall be amortized over a period of five years;

                  (20) all other charges properly allocable to the repair. ownership, management, maintenance, replacement, restoration or operation of the Building in accordance with real estate accounting practices customarily used in New York City. The term 'Labor Costs' shall mean all expenses incurred by Landlord or on Landlord's behalf which shall be related to employment OF personnel. including without limitation amounts incurred for wages. salaries and other compensation for services. payroll, social security, unemployment and other similar taxes, Workers' Compensation insurance. liability benefits. pensions. hospitalization, retirement plans and insurance (including, without limitation. group life and disability), uniforms and working clothes and the cleaning thereof, and expenses imposed on or on behalf of Landlord pursuant to any collective bargaining agreement relating to such employees. With respect to employees who are not employed on a full-time basis with respect to the Building, a pro rata portion of expenses allocable to the time any such employee is employed with respect to the Building shall be included in Labor Costs.

            (b) The following items are to be excluded from Operating Expenses:
(1) Labor Costs in respect of officers and executives of Landlord. unless for work actually performed in or about the Building ordinarily done by a third person. and then only at compensation no higher than that which would have been paid to such third person; (2) legal or other fees. leasing commissions, advertising expenses, promotional expenses and other costs incurred in leasing or attempting to lease any portion of the Building; (3) any insurance premium to the extent that Landlord is specifically entitled to be reimbursed therefor by Tenant pursuant to this Lease (other than pursuant to this Article) or by any other tenant or other occupant of the Building pursuant to its lease (other than pursuant to an operating expenses escalation clause contained therein); (4) the cost of any items for which Landlord is reimbursed by insurance or otherwise compensated, including reimbursement by any tenant; (5) the cost of any alterations, additions, changes, replacements, improvements and repairs and other items which are made in order to prepare space for occupancy by a new tenant; (o) the cost of electricity furnished to the Demised Premises or any other space in the Building leased to tenants and for which tenants are specifically billed in accordance with the terms of their leases; (7) all Taxes; and (8) refinancing costs.

            (c) The cost of any item which was included in Operating Expenses for the Base Year and which is no longer being incurred by Landlord by reason of the installation of a labor saving device or other capital improvement shall be deleted from Operating Expenses for the Base Year in connection with the calculation of the Operating Payment for all Operating Years from and after the Operating Year in which such installation occurs.

            (d) If during all or part of the Base Operating Year or any Operating Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the Building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) for any other reason, then, for the purposes of computing Operating Expenses. the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would have been incurred by Landlord had Landlord furnished or caused to be furnished consistent with landlord's then current practice such time of work or service to such portion of the Building or TO such tenant bating such period. The foregoing provision shall not be applicable to any particular item(s) of work or service which, in the year in question, is furnished by Landlord to at least 95% of the leasable area of the Building or to tenants leasing at least 95% of the leasable area of the Building and any adjustment made pursuant to the preceding sentence shall be calculated to equal the additional costs and expenses which would have been incurred by Landlord had Landlord furnished or caused to be furnished consistent with Landlord s then current practice such item of work or services to 95% of the leasable area of the Building, or to tenants leasing 95% of the leasable area of the Building, as the case may be. Landlord shall Insistently apply the definition of Operating Expenses for the Base Operating Year and any subsequent Operating Year.

            (e) The term Operating shall mean each twelve (12) month period following the Base Operating Year, any portion of which period occurs during the term of this Lease.

            (f) The term Operating Statement. shall mean a written statement prepared by Landlord or its agent. setting forth Landlord's computation of the sum payable by Tenant under this Article for a specified Operating Year.

        Section 6.03. For each Operating Year. any part of which shall occur during the term of this Lease, Tenant shall pay an amount (the "Operating Payment-) equal to Tenant's Proportionate Share of the amount, if any, by which Operating Expenses for such Operating Year shall exceed the Operating Expenses for the Base Operating Year, provided, however, that if the Commencement Date shall occur other than on the first day of an Operating Year or if the term of this Lease shall expire or be sooner terminated on other than the last day of an Operating Year, then the Operating Payment in respect thereof shall be prorated to correspond to that portion of such Operating Year occurring within the term of this Lease. Notwithstanding the Base Operating Year, Tenant's first Operating Payment shall not be due until the first anniversary of the Commencement Date.

        Section 6.04. At any time during each Operating Year, Landlord may furnish to Tenant a written statement (an "Estimate Statement.) setting forth Landlord's estimate of the Operating Payment for such Operating Year (the "Estimated Payment-). Tenant shall pay to Landlord on the first day of each month during each Operating Year an amount equal to one twelfth (1/12th) of the Estimated Payment If Landlord furnishes an Estimate Statement for an Operating Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which the Estimate Statement is furnished to Tenant, Tenant shall continue to pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord with respect to the previous Operating Year, (ii) promptly after the Estimate Statement is furnished to Tenant, Landlord shall give notice to Tenant stating whether the amount previously paid by Tenant to Landlord for the current Operating Year was greater or less than the installment of the Estimated Payment to be paid for the current Operating Year, and (a) if there shall be a deficiency, Tenant shall pay the amount thereof within thirty (30) days after demand therefore or (b) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next monthly installments of the additional rent payable under this Lease; and (iii) on the first day of the month following the month in which the Estimate Statement is furnished to Tenant. and monthly thereafter throughout the remainder of the Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Estimated Payment shown on the Estimate Statement. Landlord may, not more than twice during each Operating Year, furnish to Tenant a revised Estimate Statement; if a revised Estimate Statement is furnished to Tenant. the Estimated Payment for such Operating Year shall be adjusted in the same manner as provided in the preceding sentence.

        Section 6.05. At any time during or after each Operating Year, Landlord shall furnish to Tenant an annual statement (the "Annual Statement.) for such Operating Year. If the Annual Statement shows that the Estimated Payment (or other payments) for such Operating Year exceed the Operating Payment which should have been paid for Operating Year, Landlord shall credit the amount of such excess against the next monthly installment of Fixed Rent payable under - this Lease; if the Annual Statement for such Operating Year shows tub the Estimated Payment for such Operating Year was less than the Operating Payment (or other payments) which should have been paid for such Operating Year, Tenant shall pay the amount of such deficiency within shiny (30) days after receipt of the Annual Statement.

        Section 6.06. Each Annual Statement shall be conclusive and binding upon Tenant unless, within one hundred twenty (120) days after receipt thereof, Tenant shall notify Landlord that it disputes the correctness of the Annual Statement, specifying the particular respects in which the Annual Statement is claimed to be incorrect. If such notice is sent, provided Tenant shall pay to Landlord the amount shown to be due to landlord on the disputed Annual Casement, the parties agree that, due to the confidential; nature of Landlord's books and records, either party may refer the decision of the issue raised to a reputable independent firm of certified public accountants selected by Landlord, and the decision of such accountants shall be conclusive and binding upon the parties. The fees and expenses involved in such decision shall be borne by the unsuccessful party (and if both parties are partially unsuccessful, the accountants shall apportion the fees and expenses between the parties based on the degree of success of each party).

                                    ARTICLE 7

                                   ELECTRICITY

        Section 7.01. Tenant shall obtain and pay for Tenant's entire separate supply of electric current to the Demised Premises (including the hearing and air-conditioning equipment located therein) by direct application to and arrangement with the public utility company servicing the Building. Landlord's Work shall include the installation of an electric submeters (Meter.) to measure electricity consumed by the Tenant in the Demised Premises thereafter, Tenant shall, at its sole cost and expense, maintain in good working order, Meters, feeders. risers and wiring serving the Demised Premises to distribute and measure the electricity consumed by Tenant in the Demised Premises. Landlord will permit its electric feeders. risers and wiring serving the Demised Premises to be used by Tenant to the extent available and safely capable of being used for such purpose. Landlord represents that the electrical risers providing electricity service to the Demised Premises shall have the capacity to provide not less than twelve (12) watts per useable square foot.

        Section 7.02. Any additional risers, feeders or other equipment or service proper or necessary to supply Tenants electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and excuse of Tenant. if in Landlords sole judgment. the same are necessary and will not cause permanent damage or injury to the Building or. the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations. repairs or expense or interfere with or disturb other tenants or occupants. All such additional electrical work and installations shall comply with the regulations of Landlord then in effect regarding the type and quality of such additional electrical equipment and installations.

        Section 7.03. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenants requirements for any reason whatsoever. If either the quantity of the electrical service is changed by the utility company supplying electrical service to the Building or is no longer available or suitable for Tenant's requirements, no such change, unavailability or unsuitability shall (a) constitute an actual or constructive eviction, in whole or in part, (b) entitle Tenant to any abatement or diminution of Fixed Rent or additional rent, etc.) relieve tenant from any of its obligations under this Lease. or (d) impose any liability upon Landlord or its agents. by reason of inconvenience or annoyance to Tenant, or injury to or interruption of' Tenant's business, or otherwise.

        Section 7.04 .Tenant agrees not to connect any additional electrical equipment of any type to the Building electric distribution system. beyond that on tenants approved plans for initial occupancy other than lamps. typewriters and other office machines which consume comparable amounts of electricity, without the Landlord s prior written consent which consent shall not be unreasonably withheld or delayed. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the then existing feeders to the Building or the risers or wiring installation servicing the Demised Premises. Tenant agrees to indemnify and hold Landlord harmless from and against any claims. liabilities. Damages losses and expenses arising out or in connection with the use by Tenant of such feeders, risers and wiring serving the Demised Premises violation of the foregoing.

        Section 7.05. Landlord shall furnish, install and replace, as required, at market rates all lighting tubes, larnps, bulbs and ballasts required in the Demised Premises, at Tenants sole cost and expense. All lighting tubes, lamps, bulbs and ballests so installed shall become Landlord's Property upon the expiration or sooner termination of this Lease.

         Section 7.06.If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any federal, state or municipal authority, Tenant covenants and agrees that Tenant's pro rata share of such taxes shall be reimbursed by Tenant to Landlord as additional rent.

                                    ARTICLE 8

                  LANDLORD'S PROPERTY TENANTS PROPERTY

         Section 8.01. Except to the extent provided in Section 8.02 hereof, all alterations, decorations, installations, additional fixtures, equipment. Improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the term of this Lease, including without limitation, any and all paneling, partitions, railings, mezzanine. Doors, galleries and the like, and whether or not by at the expense of Tenant (herein collectively called "Landlord's Property") shall be and remain a part of the Demised Premises, shall be deemed the property of Landlord and shall not be removed by Tenant. Any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, Shall also fall within the definition of and constitute part of Landlord's Property and shall not be removed by Tenant unless Tenant shall simultaneously therewith or promptly thereafter install like replacements of equivalent or better quality, in which event any such replacement(s) shall be deemed Landlord's Property.

         Section 8.02. All moveable partitions, business and trade fixtures, machinery and equipment, including communications equipment and office equipment, whether or not attached to or build into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building (except (I0 where same is a replacement of an item theretofore furnished and paid for b Landlord or against which Tenant has received a credit, any such replacement being deemed Landlord's Property, and (ii) all other articles of movable property which constitute Landlord's Property) and all furniture, furnishings and other articles of moveable property owned by Tenant and located in the Demised Premises (herein collectively call "Tenant's Property") shall bee and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease: provided, however, that if any of Tenant's Property is removed, Tenant, at landlord's option, shall repair or pay to Landlord, Landlord's reasonable and necessary cost (including, in either case, a fifteen percent (15%) supervisory fee) or repairing any damage to the Demised Premises or to the Building resulting from the removal thereof or caused by the original installation thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord and shall not be considered Tenant's Property but shall instead be deemed Landlord's Property.

        Section 8.03. At or before the Expiration Date of the term of this Lease or the date of any earlier termination of this Lease. Tenant at its expense, shall remove from the Demised Premises all of Tenant's Property. Upon any removal of Tenant's Property, Tenant, at Tenant's sole cost and expense, shall promptly restore the portion(s) of the Demised Premises affected by such removal to their original condition and shall repair any damages to the Demised Premised or the Building resulting from any such removal and/or the original installation of Tenant's Property.

         Section 8.04. Any items of Tenant's Property which shall remain in the Demised Premises following Tenant's moving therefrom and after the Expiration Date of the term of this Lease, or after any earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in any such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's expense and Tenant shall pay to Landlord promptly upon being billed therefore, all of

Landlord's reasonable and necessary costs incurred in connection with any such removal and disposition as well as in connection with any restoration of the Demised Premises required by such removal.

                                    ARTICLE 9

                         REPAIRS, ALTERATIONS AND LIENS

        Section 9.01. (a) From and after the Commencement date Tenant, at its sole cost and expense, throughout the term of this Lease, shall take good care of the Demised Premises, the fixtures and appurtenances therein, Tenant's Property and Landlord's Property and shall make all repairs and replacements thereto as and when needed to preserve them in good working order and condition. Tenant shall, at its sole cost and expense, promptly replace all scratched, damaged or broken exterior doors in and to the Demised Premises and shall be responsible for all repairs, maintenance and replacements of wall and floor coverings in the Demised Premises and for the repair, maintenance and replacements of all sanitary, plumbing, and electrical fixtures and equipment therein. In addition, Tenant shall be responsible, at its sole cost and expense, for making all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, in and to the Demised Premises and the Building and the facilities and systems thereof, the need for which is caused by or arises out of (i) the performance or existence of any Tenant's work or alterations,
(ii) the installation, use or operation of any Tenant's Property or Landlord's Property in the Demised Premises, (iii) the moving of any Tenants Property or any Landlord's Property in or Out of the Building, and (iv) the acts, omission, neglect, improper conduct or other cause of Tenant or any of its sublessees, or its or their employees, agents, contractors, visitors, licensees or invitees.

               (b) All repairs, maintenance and replacements for which Tenant is responsible for pursuant to this Section shall be performed in accordance with the requirements of this Article 9. If Tenant fails to make any repairs, restorations or replacements for which Tenant is responsible under this Lease, Landlord, after notice to Tenant and reasonable opportunity to do so, except in an emergency when no notice shall be required, may (but shall not be obligated to) make same and landlord's reasonable costs of doing so, plus a fifteen percent (15%) supervisory fee to Landlord, shall be collectible as additional rent hereunder and shall be paid by Tenant to Landlord within ten (10) days after rendition of Landlord's bill or statement therefor.

               (c) Tenant agrees that the design and construction of the entrance to the Demised Premises, including without limitation all signage, shall be subject to the approval of Landlord as provided for herein and shall conform to the Building's standard for multi-tenanted floors.

        Section 9.02. Except for those matters which are Tenants responsibility as provided in Section 9.01 hereof, Landlord, at its expense, shall maintain and keep the public portions of the Building and its systems and facilities servicing the Demised Premises in good working order, condition and repair. Tenant shall give Landlord prompt notice of any defective condition of which it has knowledge in any Building plumbing, heating or cooling system or electrical line located in, servicing or passing through the Demised Premises.

        Section 9.03. Except as c otherwise may be expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenants covenants and obligation under this Lease be reduced or abated in any mariner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or botany portion of the Building or of the Demised Premises, or in or to the fixtures, equipment, systems or appurtenances of the Building or the Demised Premises. Landlord shall employ reasonable efforts to minimize the interference with Tenants' conduct of its business in the Demised Premises.

        Section 9.04. Tenant shall make no alterations, decorations, installations, additions or improvement; in or to the Demised Premises (Tenant Changes.) or perform any other work without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, and then only by contractors or mechanics selected from Landlords then approved list, or selected by Tenant and approved by Landlord; provided, however, if Tenant selects such contractor or mechanic nor on landlords then approved list but approved by Landlord, Tenant agrees to pay to Landlord as a supervisory fee equal to Landlord's out-of-pocket expenses incurred in connection with the supervision of such work. Tenant agrees to supply Landlord with financial and other information about such contractors and mechanics as Landlord may reasonably request prior to any bidding for any such work. All Tenant Changes shall be done at Tenants sole cost and expense at such times and in such manner as Landlord may from time to time designate and in full compliance with all laws, rules and regulations of all governmental bodies having jurisdiction there over. Landlord shall not be liable for any failure of the air-conditioning, and heating and ventilating equipment in the Demised Premises installed by Landlord, which is caused by Tenant Changes, and Tenant shall correct any condition causing such failure.

        Section 9.05. Prior to commencing any Tenant Changes or any other work pursuant to the provisions of this Article, and as a condition to Landlord granting its consent, Tenant shall furnish Landlord for its approval with:

               (a) copies of all governmental permits and authorizations which may be required in connection with such work.

               (b) a certificate evidencing that Tenant (or Tenant's contractors) has (have) procured Workers Compensation insurance covering all persons employed in connection with the work who might assert claims for death or bodily injury against Landlord, any Superior Lessor, Superior Mortgagee, Tenant or the Building.

               (c) such additional personal injury and property damage insurance (over and above the insurance required to be carried by Tenant pursuant to the provisions of Article 12 hereof as Landlord or Landlord's managing agent may reasonably require.

               (d) such security (including, without limitation, a bond issued by a surety licensed to do business in the State of New York) in form and amount as Landlord shall deem reasonably necessary.

               (e) to the extent permitted by law, unconditional waivers of mechanic's liens signed by contractors, subcontractors, materialmen and laborers to become involved in such work.

               (f) plans and specifications (including architectural, engineering, mechanical, electrical and plumbing drawings, if applicable) for the work to be done and copies of all contracts with contractors and subcontractors selected by Tenant.

        Section 9.06. Tenant shall keep accurate and complete cost records of Tenant Changes for not less than two (2) years after said changes have been completed and shall furnish photostatic copies thereof and of all contracts entered into and work orders issued by Tenant in connection therewith to Landlord's managing agent, certified as correct by Tenant, within 4 days of Landlord's managing agent's request therefor.

        Section 9.07. Tenant will not do any act or suffer any act which will, in any way, encumber the title of Landlord (or Tenant) in and to the Demised Promises nor will the interest or estate of Landlord or Tenant in the Demised Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant.

        Section 9.0. Tenant will not suffer or permit any liens to be filed against the Demised Premises, the Building or any part thereof, by reason of any work, labor, services or materials done for, or supplied, or claimed to have Seen done for or supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien is at any time filed against the Demised Premises or the Building, Tenant will cause the same to be discharged of record within forty-five (45) days after the date of filing the same, by either payment, deposit or bonding and if Tenant shall fail to do so, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, procure the discharge of the same either by paying the amount claimed to be due by deposit in court or bonding, Landlord will be entitled, if Landlord so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid or deposited by Landlord for any of the aforesaid purposes, and all legal and other expenses of Landlord, including reasonable attorneys' fees, in defending such action or in procuring the discharge of such lien, with all necessary disbursements in Connection therewith, will become due and payable as additional rent on the date of payment or deposit as the case may be,

        Section 9.09. Nothing in this shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, express or implied by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any constructor, rebuilding, alteration or repair of or to the Demised Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise lo a right to file any lien against Landlord's interest in the Demised Premises.

                                   ARTICLE 10

                              COMPLIANCE WITH LAWS

        Section 10.01. Tenant shall give prompt notice to Landlord of any notice that Tenant may receive of the violation of any law, ordinance, order, regulation, or requirement of any public authority or direction of any public officer or official applicable to the Demised Premises.

        Section 10.02. Tenant, at its expense, shall comply with all laws, orders, ordinances, regulations and requirements of any public authorities and directions made pursuant to law by any public officer or officers which, in respect of the Demised Premises or the use and occupancy thereof or the abatement of any nuisance in, on or about the Demised Premises, shall impose any violation, order or duty upon Landlord or Tenant arising from (a) Tenant's occupancy, use or manner of use of the Demised Premises, (b) any installations, equipment or other property therein, (c) any cause or condition created by or at the instance of Tenant, or (d) any breach of any of Tenant's obligations hereunder, and Tenant shall pay to Landlord, as additional rent hereunder, promptly upon being billed therefor, amounts equal to all costs, expenses, fines, penalties and damages which may be imposed upon or incurred by Landlord or any Superior Lessor by reason of or arising out of Tenants failure to fully and promptly comply with and observe the provisions of this Section. Subject to the provisions of Section lO.03 hereof, Tenant may defer compliance with any such law, requirement or direction so long as Tenant shall be contesting the validity thereof or the applicability thereof to the Demised Premises, in accordance with the provisions of Section 10.03.

        Section 10.03. Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability :o the Demised Premises, of any law or requirement of any public authority, or direction of any public officer provided that:

               (a) Landlord shall not be subject to civil or criminal penalty or to prosecution for a crime, nor shall the Demised Premises or any part thereof be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest;

               (b) before the commencement of such contest, Tenant shall furnish to the landlord either (i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form satisfactory to Landlord, and shall be in an amount at least equal to one hundred and twenty five (125%) percent of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties, expenses (including reasonable attorneys' fees and expenses) resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord;

               (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease Landlord Superior Mortgage shall permit such non-compliance or contest on condition of the raking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of the Tenant; and

               (d) Tenant shall keep Landlord advised as to the status of such proceedings.

        Without limiting the application of the foregoing, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree wherever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent, as the case may be, is required to plead or answer thereto.

        Section 10.04. To the extent that compliance is not Tenants obligation pursuant to Section 10.02 hereof, Landlord, at Landlords expense, shall comply with or cause to be complied with, all laws, orders, ordinances regulations and requirements of any public authority or lawful direction of any public official or officer which, with respect to the public portions of the Building, shall affect Tenants access to the Demised Premises or which shall affect the Building systems servicing the Demised Premises. Landlord, however, may defer such compliance so long as Landlord shall be contesting the validity or applicability thereof.

                                   ARTICLE 11

                       ASSIGNMENT. SUBLETTING. MORTGAGING

        Section 11.01. Tenant shall not, whether voluntarily or involuntarily, by operation of law or otherwise, (a) assign or otherwise transfer this Lease or any interest therein or offer or advertise to do so, (b) sublet or suffer or permit the Demised Premises or any part thereof to be used, occupied or utilized by anyone other than Tenant or offer or advertise to do so, or (c) mortgage, pledge, encumber or otherwise hypothecate (any of which shall be referred to as a "Mortgaging") this Lease or the Demised Premises or any part thereof in any manner whatsoever. The consent by [landlord to any assignment, subletting or mortgaging shall not in any manner be construed to relieve Tenant, or any assignee or sublessee from obtaining Landlord's prior express written consent to any other or further assignment, subletting, or Mortgaging. In no event shall any permitted sublessee assign or encumber its sublease or further sublet all or a portion of its sublet space, or otherwise suffer or permit the sublet space or any pan thereof to be used or occupied by Pliers.

        Section 11.02. (a) For purposes of this Article, (i) the transfer by any means of the legal or beneficial interests in either voting power, capital or profits in Tenant or in any corporation, partnership or other entity directly, or indirectly comprising Tenant, of the majority of the issued and outstanding capital stock of any corporate Tenant or subtenant, or the transfer of a majority of the beneficial interest in any other entity (partnership or otherwise) which is the Tenant or a subtenant, however accomplished, whether in a single transact on or in a series of related or unrelated transactions, shall be deemed an assignment of this Lease or a sublease. as the case may be, provided, however, that the transfer of the outstanding stock of any corporate Tenant, shall be deemed not to include the sale of such stock by persons or panics through the over-the-counter, market" of through any recognized stock exchange (ii) a takeover shall be deemed an assignment of this Lease, (iii) a modification, amendment or extension of a sublease previously consented to shall be deemed a new sublease, (iv) a merger or consolidation of Tenant with another entity shall be deemed an assignment of this Lease and (v) the sale of all or substantially all of the assets of Tenant shall be deemed an assignment of this Lease. Tenant agrees to furnish Landlord with such information as Landlord may reasonably request from time to time in order to assure Landlord that neither Tenant nor any subtenant have violated the provisions of this Article 11. Notwithstanding the foregoing, Section ll.01 shall nor prohibit the merger or consolidation of a corporate Tenant with a corporation or the transfer of substantially all of a corporate Tenant's assets to a corporation, which corporation in either circumstance is controlled by Tenant or is under common control with Tenant, provided that in any of such events:

               (x) such merger, consolidation or transfer of assets is being consummated for a good business purpose, and nor principally for the purpose of transferring Tenant's interest in this Lease,

               (y) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (A) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (B) the net worth of Tenant herein named on the dare of this Lease, and

               (z) proof reasonably satisfactory to Landlord of such business purpose and net worth shall have been delivered to Landlord at least ten (10) days prior to the effective dare of any such transaction.

        Section 11.03. (a) Except as otherwise provided for in Section 11.04. upon obtaining a proposed assignee or sublessee, upon terms satisfactory to Tenant, Tenant shall give notice (Tenant's Notice) thereof to Landlord and in such notice shall set forth in reasonable derail (i) the name and address of the proposed assignee or sublessee, (ii) the nature and character of the business of the proposed assignee or sublessee and its proposed use of the Demised Premises,
(iii) current financial information with respect to the proposed assignee or sublessee including, without limitation, its most recent financial report, (iv) an originally executed assignment or sublease agreement containing the business terms and conditions of the proposed assignment or subletting, the effective date of which shall be not less than forty-five (45) days after the giving of Tenants Notice, (v) in the event of a desired subletting of less than all of the Demised Premises, a description and floor plan of the proposed subleased premises, and (vi) any other information reasonably requested by Landlord.

               (b) Landlord may, within thirty (30) days following receipt of Tenant's Notice containing the above required information, elect either of the two options hereinafter set forth in this subsection 11.03(b) and, if Landlord shall not so elect, Landlord and Tenant shall follow the procedures of Section
11.05 below:

                    (1) In the event of a proposed assignment or in the event of a proposed subletting of all or substantially all of the Demised Premises, Landlord, at its option, exercisable by notice given to Tenant within the aforesaid thirty (30) day period, may (i) terminate this Lease, or (ii) in the event of a proposed assignment, require Tenant to assign this Lease to Landlord or its designer, in all cases effective as of a dare specified in Landlord's termination notice which dare shall be the rarer of (x) the effective date proposed by Tenant for such assignment, subletting, or (y) a date, as Landlord may determine in its sole distension, which shall be not more than ninety (90) days after the giving of Landlord's termination notice. If Landlord shall exercise such termination option, then the term of this Lease shall cease and expire on the date specified in Landlord's termination notice with the same force and effect as if such date were originally provided herein as the Expiration Dare of the term hereof.

                    (2) In the event of a proposed sublease for less than 11 or substantiallv all of the Demised Premises but for all or substantially all of the balance of the term here of, Landlord. at its option, exercisable try notice given to Tenant within said thirty (30) day period, may terminate this Lease only as to the portion of the Demised Premises which the proposed sublease would, cover. In the event Landlord shall exercise such termination option the term of this Lease with respect only to such portion of the Demised Premises shall cease and expire on the date specified in Landlords termination notice, (B) the Fixed Rent and additional rent payable hereunder shall be respectively reduced, effective as of 11:59 p.m. on said date, by the amounts thereof allocable to such portion of the Demised Premises, and (C) the parties shall then (or prior thereto or promptly thereafter as Landlord may request) enter into a modification agreement of this Lease reflecting the deletion of such portion from the Demised Premises effective as of said date and the reduction of Fixed Rent, additional rent and Tenant's Proportionate Share required thereby. In the event Landlord shall exercise either of its foregoing options, Tenant shall be responsible for the cost of constructing any necessary despising walls required by the deletion or subletting of such portion of the Demised Premises and complying with any laws and requirements of public authority pertaining thereto.

        For purposes of this subsection 11.03(b), as used herein the term Substantially all shall mean in excess of eighty percent (8070) of the Demised Premises, or the remaining terse of the Lease, as the case may be.

        Section 11.04. Notwithstanding the provisions of Section 11.03 to the contrary, (a) If Tenant desires to assign this Lease or sublet all or any portion of the Demised Premises to an assignee or sublessee whose business is compatible with the business of the Tenant and whose business shall be integrated with and operated in conjunction with the business of the Tenant in the Demised Premises (a Related User), then Landlord shall have no right lo terminate the Lease and Landlord agrees not to unreasonably withhold its consent to such assignment or subletting, provided, however, Tenant shall, upon obtaining a proposed assignee or sublessee who is a Related User upon terms and conditions satisfactory to Tenant, shall give notice (-Tenants Request for Approval Notice) thereof to Landlord and such notice shall set forth in reasonable detail (i) the name and address of the proposed assignee or sublessee, (ii) the nature and character of the business of the proposed assignee or sublessee and its proposed use of the Demised Premises, (iii) current financial information with respect to the proposed assignee or sublessee including, without limitation, its most recent financial report, (iv) an originally executed assignment agreement or sublease, as the case may be, which shall include the business terms and conditions of the proposed assignment or subleuing, the effective date of which shall not be less than forty-five (45) days after the giving of Tenan`'s Request for Approval Notice, (v) a description and floor plan of the proposed sublease premises which in all cases shall nor be less than one complete floor of the demised premises, and (vi) any other information reasonably requested by Landlord. Notwithstanding the fan that a proposed assignee or subtenant may be a Related User. in no event shall the fact that the proposed assignee or subtenant is a Related USER BE construed as waiving Landlord's rights to approve Tenants proposed sublessee or assignee in accordance with the terms of Section 11.05 below.

        Section 11.05. In the event Tenant shall have duly complied with the provisions of Section 11.03 and 11.04, as the case may be, and Landlord shall not have exercised any of its options pursuant to Section 11.03, and on condition that Tenant is not then in default in the payment of any Fixed Rent or additional rent due hereunder and is no' otherwise in material default with respect to any of Tenant's other obligations under this Lease, Landlord's consent (which shall be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provide, however, that Landlord may withhold consent thereto if. in the exercise of its sole but reasonable judgment, to determines that:

               (a) the financial condition (as shall be reasonably evidenced to Landlord by Tenant) and general reputation of the proposed assignee or sublessee are not commensurate with the financial obligations imposed by the proposed assignment or sublease, or the character and dignity of the Building and the existing tenancies thereof:

               (b) the proposed use of the Demised Premises or the relevant part thereof (i) is not appropriate for the Building or consistent with the character of the Building tenancies thereof or (ii) will violate the perrnitted use(s) set forth in Section 3.01 hereof or will violate any negative covenant as to use contained in any other lease of space in the Building;

               (c) the nature of the occupancy of the proposed assignee or sublessee will cause an excessive density of employees or traffic or make excessive demands on the Building's services, or facilities or in any other way will lessen the character or dignity of the Building;

               (d) except as provided for in Section 11.04, the proposed assignee or sublessee (or any person or entity which directly or indirectly controls, is controlled by or is under common control with the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee) is then an occupant of any pan of the Building or any other building in the County of New York owned or operated under a ground or underlying lease by Landlord or any person or entity which directly or indirectly controls, is controlled by, or is under common control with Landlord or any person or entity which controls Landlord;

               (e) the proposed assignee or sublessee is a person or entity with whom Landlord divas negotiating to lease space in the Building at any time during the previous six (o) month period;

               (f) the proposed sublease or assignment does not comply with the applicable provisions of this Article;

               (g) there would be, as a result of the proposed assignment or subletting, more than the legal number of occupants (including Tenant and Landlord or its designees) of the Demised Premises; and

        As a condition of Landlord's consent to any assignment or subletting, Tenant shall reimburse Landlord on demand for any reasonable costs the may be incurred by Landlord in connection with said assignment or sublease. including, without limitation, the cost of malting investigations as to the acceptability of the proposed assignee or sublessee and reasonable attorneys' fees incurred in connection with the reviewing of the assignment or sublease and preparing any consent thereto.

        Section 11.06. Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to Landlord or any such subletting to any other sublessee and/or acceptance of rent or additional rent by Landlord from any sublessee, Tenant shall and will remain fully liable for the payment of the Fixed Rent and additional rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this Lease on the pan of Tenant to be performed and all acts and omissions of any licensee or sublessee or anyone claiming under or through any sublessee which shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 11.03, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, cost and expense, including reasonable attorneys' fees, resulting from any claims that may be made against Landlord by the pr Dosed assignee-or sublessee of Tenant or by any brokers or other persons claiming a commission or similar compensation in connection,: with such proposed assignment or sublease.

        Section I i.o7. In the event that (a) Landlord fails to exercise any of its options under Section 11.03, and (b) Tenant fails to deliver the fully executed assignment or sublease within forty five (45) days after the expiration of Landlord's options period pursuant to said Section or Section 11.04. as the case may be, then Tenant shall again comply with all of the provisions and conditions of Section 11.03 or 11.04, as the case may be before assigning this Lease or subletting the Demised Premises or the relevant part thereof.

        Section 11.08. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed that:

               (a) no subletting shall be for a term ending later than one day prior to the expiration date of this Lease;

               (b) no sublease shall be valid, and no sublessee shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord;

               (c) Tenant, whether through a broker, agent, representative, or otherwise shall not have (i) advertised or publicized in any way the availability of THE Demised Premises or the relevant part thereof without prior notice to Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rents, or (ii) advertised or publicly listed (but may have listed with a brokers) the Demised Premises or relevant part thereof for subletting at a rental rate less than the greater of
(y) the Fixed Rent and additional rent then payable hereunder for such space or
(z) the fixed rent and additional rent at which Landlord is then offering to lease other space in the Building; and

               (d) each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such sublessee shall, at Landlords option, attorn to Landlord with respect to the executory provisions of such sublease except that Landlord shall not (i) be liable for any previous act or omission of the sublessor under such sublease,
(ii) be subject to any offset. not expressly provided in such sublease, which theretofore accrued to such sublessee against Tenant, or (iii) be bound by any previous modification of such sublease to which Landlord shall not have consented in writing or by any previous prepayment of more than one month's rent or additional rent thereunder.

        Section 11.09. If the Landlord shall give its consent to any assignment of this I=ase or to any sublease Tenant shall in consideration therefor, pay to Landlord, as additional rent hereunder, the following sums, (each of which shall hereinafter be referred to as Profit):

               (a) in the case of an assignment, fifty percent (50%) of the excess, if any, of (i) all sums and other consideration paid to Tenant and/or its designee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenants fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property except for Tenant's trade equipment, utility charges) less, (ii) Tenant's Concession Package (as hereinafter defined) and

               (b) in the case of a sublease, fifty percent (50%) of the excess, if any, of (i) the sum of (A) all rents, additional rents and other consideration paid under the sublease to Tenant by the sublessee and (B) all other sums and consideration paid to Tenant or its designee for or by reason of such subletting (including, but not limit ;i to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property) less (ii) the sum of (X) that part of the Fixed Rent and additional rent hereunder allocable to the subleased space and accruing for the corresponding period during the term of the sublease and (Y) Tenant's Concession Package.

        For purposes of this Lease, Tenants Concession Package shall be deemed to mean the sum of (a) any reasonable and customary brokerage fees actually incurred in connection with such assignment or subletting, (b) the Costs, if any, actually incurred by Tenant to prepare the Demised Premises for the sublessees or assignee's initial occupancy, including any cash allowance in lieu of work, (c) My rent concession granted to any assignee or sublessce, as the case may be and (d) any legal. architectural engineering or accounting fees actually paid in connection with such assignment or subletting.

        Any amount(s) payable under this Section 11.09 shall be paid to Landlord as and when sums on account thereof are paid by or on behalf of any assignee(s) and/or any sublessee(s) to Tenant or its designee, and Tenant agrees to promptly advise Landlord thereof and furnish such information with regard thereto as Landlord may reasonably request from time to time.

        Tenant shall furnish to Landlord in the January calendar month immediately following each calendar year during any pan of which any such sublease shall be in effect, a reasonably detailed financial statement certified as being correct by an executive financial officer or, if Tenant is not a corporation, a principal of Tenant, setting forth all sums accruing during the prior calendar year and realized by Tenant from such sublease and a computation of the Profit realized by Tenant during such prior calendar year. Tenant shall remit to Landlord together with such statement any Profit or portion thereof on account of such calendar year not previously remitted to Landlord.

        Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Demised Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Demised Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in pan, on the net income or profits derived by any person from such portion of the Demised Premises so leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any such pan of the Demised Premises.

        Section l l.O10. If this Lease shall be assigned, or if the Demised Premises or any part thereof be sublet or occupied by any person or persons other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, sublessee or occupant and apply the net amount collected to the Fixed Rent and additional rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in this Article, nor shall it be deemed acceptance of the assignee, sublessee or occupant as a tenant, or a release of Tenant from the full performance by Tenant of all the terms, conditions and covenants of this Lease.

        Section 11.011. Each assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Fixed Rent, additional rent and adjustments of rent, and for the due performance of all of the terms. covenants, conditions and agreements herein contained on Tenants pan to be performed for the term of this Lease and shall agree that the provisions of this Article. notwithstanding such assignment or transfer, continue to be binding upon it in the future. No assignment shall be binding on Landlord unless such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord its aforesaid written consent thereto. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this Lease on Tenant's pan to be performed or observed shall not be discharged. beat released or impaired in any respect by any agreement or stipulation made by Landlord extending the time for performance of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant pursuant to this Lease.

        Section 11.012. The listing of any name other than that of Tenant, whether on the doors of the Dimised Premises. on the Building directory or otherwise shall not operate to vest any right or interest in this Lease or the Demised Premises nor shall it be deemed to be the consent of Landlord to any assignment or transfer of thin Lease or to any sublease of to. Demised Premises or to the use or occupancy thereof by third parties. It is expressly understood that any such listing is a privilege extended by Landlord that is revocable at will by written notice to Tenant.

                                   ARTICLE 12

INSURANCE

        Section 12.01. Landlord shall maintain during the term of this Lease a policy or policies of insurance insuring the Building against loss or damage due to fire and other casualties covered within the classification of fire and extended coverage, vandalism coverage and malicious mischief, sprinkler leakage, water damage and special extended coverage on the Building. Such coverage shall be in such amounts as Landlord may from time to time determine. Additionally, at the option of Landlord, such insurance coverage may include the risks of earthquakes and or flood damage and additional hazards, a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Land or Building or the ground or underlying lessors of the Land or Building, or any portion thereof. Tenant shall neither use the Demised Premises nor permit the Demised Premises to be used or acts to be done therein which will (a) increase the premium of any insurance described in this Article; (b) cause a cancellation of or be in conflict with any such insurance policies; (c) result in a refusal by insurance companies of good standing to insure the Building or the Land in amounts reasonably satisfactory to Landlord; or (d) subject Landlord to any liability or responsibility for injury to any person or property by reason of any operation being conducted in the Demised Premises. Tenant shall, at Tenant's expense, comply as to the Demised Premises with all insurance company requirements pertaining to the use of the Demised Premises. If Tenants conduct or use of the Demised Premises causes any increase in the premium for such insurance policies. then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

Section 12.02. Tenant shall maintain during the term of this Lease the following coverage:

               (a) Comprehensive General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Demised Premises, including a Broad Form Comprehensive General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in this Article, for limits of liability not less than:

 Bodily Injury and           $3,000,000 each occurrence
 Property Damage Liability   $3,000,000 annual aggregate
 Personal Injury Liability   $3,000,000 each occurrence
                             $3,000,000 annual aggregate
                             0% 1nsured's participation

               (b) Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenants property on the Demised Premises installed by, for, or at the expense of Tenant:
(ii) the Tenant's improvements, and (iii) all other improvements, alterations and additions to the Demised Premises. Such insurance shall be written on an All risks. of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a -vandalism and malicious mischief endorsement, sprinkler leakage coverage.

               (c) The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease. including, but not limited to, Tenants obligations under this Article; (iii) be issued by an insurance company having a rating of not less than A-X in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State of New York;
(iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless shiny (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver duplicate copies of said policy or policies or original certificates thereof to Landlord on or before the Lease commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as additional rent within five (5) days after delivery to Tenant of bills therefor.

               (d) Tenant shall carry and maintain during the entire term of this Lease. at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article. and such other reasonable types of insurance coverage and in such reasonable amounts covering the Demises Premises and Tenant's operations therein, as may be reasonably requested by Landlord; provided the' such types and or amounts of insurance are comparable to those being required by other landlords of first class office buildings located in the Borough of Manhattan.

        Section 12.03. Landlord and Tenant agree to have their respective insurance companies issuing propem damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insurable under policies of insurance for fire and all risk coverage, theft. public liability, or other similar insurance. Without diminishing the foregoing requirement, in the event any party fails to obtain such waiver of subrogation, the party who fails to obtain the waiver of subrogation shall notify the other party of its failure to do so.

                                   ARTICLE 13

                              DAMAGE OR DESTRUCTION

        Section 13.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other cause (whether or not the damage or destruction shall have resulted from the fault or neglect of Tenant, or its employees, agents or visitors) and if this Lease shall not have been terminated in accordance with this Article, then Landlord. lo the extent permitted by available insurance proceeds, shall repair the damage and restore and rebuild the Building andlor the Demised Premises with reasonable dispatch after notice to Landlord of the damage or destruction; provided, however, that Landlord shall not be required to repair or replace any of Tenant s Property or the property that is deemed Landlord's Property. Notwithstanding anything contained herein to the contrary, in no event shall Tenant be relieved of liability or responsibility for damage or destruction resulting from the acts or neglect of Tenant or any of its sublessees or its or their employees. agents, contractors, visitors. licensees or invitees, if the insurance policies carried by Landlord on the Building do not contain a waiver of the right of subrogation, nor shall Landlord be deemed to have waived any of its rights under this Lease or at law or in equity.

        Section 13.02. In the event all or a portion of the Demised Premises shall be so damaged by fire or other casualty as to be rendered completely or partially untenantable or in the event the Building shall be s damaged

(irrespective of whether or not the Demised Premises are damaged) so that all or a portion of the Demised Premises shall be rendered untenantable then, and in any such event, Fixed Rent and the additional rent payable pursuant to Article 5 and 6 hereof shall be (a) completely abated in the event all of the Demised Premises shall be untenantable, or (b) in the event only a portion of the Demised Premises shall be untenantable, partially abated to the extent that such Fixed Rent and additional rent shall be allocable to such untenantable portion of the Demised Premises.

        In either case, such abatement shall be only for the period from the date of such damage to the date (i) such damage shall be substantially repaired, or (ii) if the Demised Premises are not damaged but rendered untenantable because of damage to the Building, the date on which the Demised Premises are again tenantable, provided, however, that if Tenant (or any sublessee(s) or licensee(s) of Tenant) should reoccupy all or pan of such untenantable space for the conduct of business therein prior to the date that the damage thereto is substantially repaired or such space is again tenantable, then the abatement of Fixed Rent and additional rent pursuant to Article 5 and 6 hereof allocable to such reoccupied space shall cease as of the date of such reoccupantcy. The term "substantially repaired" as used herein shall mean repaired except for such minor details or so called "punch-list" items, the non-performance of which shall not preclude Tenant from reoccupying the affected portion or all of the Demised Premises, as the case may be, and conducting its business therein,

        Section 13.03. In the event the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or in the event the Building shall be so damaged or destroyed by fire or other casualty (irrespective of whether or not the Demised Premises are damaged thereby) that Landlord shall decide to demolish or rebuild it, or if its repair or restoration requires the expenditure (as estimated by a reputable contractor or architect designated by Landlord' of more then twenty percent (20%) of the full insurable value of the Building immediately prior to the casualty, then, and in any of said events, Landlord shall have the option, exercisable by notice given to Tenant within ninety (90) days after the date of the casualty, to cancel and terminate this Lease as of a date of such damage if the Demised Premises are untenantable or a date specified in Landlord's termination notice, whichever is later which date shall be not more than ninety (90) days after the giving of Landlord's termination notice, in which event the term of this Lease shall cease and expire on the date specified in Landlord's notice with the same force and effect as if such date were originally provided herein as the expiration date of the term hereof.

        Section 13.04. In the event of any damage or destination mentioned in this Article which hall cause the Demised Premises to be untenantable. and if Landlord has not substantially completed the making of the repairs and restoration required to be made by Landlord pursuant to the provisions of this Article within a period of eighteen (18) months from the date of such damage or destruction, which period, however, shall be extended by the number of days, if any, as shall equal the aggregate number of days that Landlord may have been delayed in making such repairs and restoration by reason of labor trouble, governmental controls, act of God, adjustment of insurance loss or any other cause beyond Landlord's reasonable control, then Tenant may terminate this Lease by notice given to Landlord within shiny (30) days after the expiration of such eighteen (18) months or longer (by reason of any such extension) period, effective as of a date specified in such notice, which shall be not more than thirty (30) days after the giving thereof, and the term of this Lease shall expire on such date with the same force and of at as if such date were originally provided herein as the expiration date of the term hereof.

        Section 13.05. Other than an abatement of rent for thus portion of the Demised Premises rendered untenantable, no damages. compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article. Landlord shall endeavor to effect such repair or restoration promptly Id in such a manner (working, however. during Business Hours of Business Days unless Landlord in its sole disc etion shall otherwise determine) as not unreasonably interfere with Tenants use and occupancy of the Demised Premises.

      Section 13.06. Notwithstanding any of the foregoing provisions of this
Article 13, if Landlord or any Superior Lessor or the holder of any Superior Mortgage shall be unable to collect all of the insurance proceeds (including, without limitation thereof, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other cause, by reason of some action or inaction on the part of the Tenant or any of its employees, agents or contractors, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Fixed Rent or additional rent until the total amount of such rents not abated which would otherwise have been abated equals the amount of uncollected insurance proceeds.

        Section 13.07. Landlord will not carry separate insurance of any kind on Tenant's Property or on property which is deemed Landlord's Property pursuant to Section S.01 hereof and Landlord shall not be obligated to repair any damage thereto or restore or replace same, the repair, restoration and replacement of which shall be Tenant's responsibility and Tenant shall carry appropriate insurance thereon and on all improvements and betterments made for or on behalf of Tenant in the Demised Premises as required by this Lease.

        Section 13.08. In the event of the termination of this Lease pursuant to any of the provisions of this Article, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if such date were the date originally set forth herein as the expiration date of the term hereof, and the Fixed Rent and additional rent payable hereunder shall be apportioned as of such date subject, however, to an! applicable abatement to which Tenant may be entitled pursuant to the provisions hereof.

        Section 13.09. The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Demised Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for a contingency in the absence of an express agreement and any other law of like import, now or hereafter in force, shall have no application to the Demised Premises and this Lease.

                                   ARTICLE 14

                              LANDLORD'S LIABILITY

        Section 14.01. The Landlord shall not be liable to Tenant for (a) any loss, injury or damage to property of Tenant or of others entrusted to employees of the Building, or for any loss of or damage to any property of Tenant or others by theft or action by a third party, (b) any injury or damage to persons or property resulting FROM fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of said Building or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord, (c) any of the foregoing damage, loss or injury caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work, (d) any damage, loss or injury caused by or attributable, in whole or in part, to any latent defect in the Demised Premises or in the Building, and (e) consequential damages arising out of any claim by Tenant against Landlord under this Lease, whether or not caused by the negligence of Landlord, including (without limitation) claims Or any loss of use of, or loss or damage to, all or any part of he Demised Premises or any equipment or facilities therein.

        Section 14.02. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors, Superior Mortgagees and its and their respective partners, directors, officers, agents and employees from and against arty and all claims, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation on, reasonable attorneys' fees and expenses, arising from or in connection with:

               (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other that by Landlord) in or about the Demised Premises during the term of this Lease or any holdover period or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises;

               (b) any act. omission or negligence of Tenant or any of its subtenants or licensees or its or their partners. directors, officers, agents, employees or contractors;

               (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence or the negligence of Landlord's employees, agents, contractors, or those for whom Landlord is responsible for), occurring in, at or upon the Demised Premises; and

               (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease. In case any action or proceeding be brought against Landlord and/or any Superior Lessor or Superior Mortgagee andlor its or their partners, directors, of ricers, agents and/or employees by reason of any such claim, Tenant, at its expense, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord and/or such Superior Lessor or Superior Mortgagee.

        Section 14.03. The obligations of Landlord under this Lease shall not be binding upon Landlord named herein after the sale, conveyance, assignment or transfer by such Landlord (or upon any subsequent landlord after the sale, conveyance, assignment or transfer by such subsequent landlord) of its interest in the Building and/or the Land, as the case tnay be, and in the event of any such sale, conveyance, assignment or transfer, Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, grantee, assignee or other transferee that such purchaser, grantee, assignee or other transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. In no event shall any trustee, advisor, beneficiary, director, officer, partner, employee, owner or principal or any partner or other person or entity comprising the Landlord (collectively, the Parties-), be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of ! landlord for Landlord's obligations under this Lease shall not exceed and shall be limited to Landlords interest in the Building and/or the Land and Tenant shall not fool; to any other property or assets of landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Lease or to satisfy a judgment for Landlord's failure to perform such obligations.

                                   ARTICLE IS

                                  CONDEMNATION

        Section 15.01. If the whole Building or the Demised Premises shall be taken by condemnation or in a S other manner for which any public or quasi-public use or put "be (other than in a temporary taking for use, as to which Section 15.04 shall apply) this Lease and the term and estate hereby granted shall terminate as of this date of vesting of title on such taking (herein called the Date of the Taking.), and the Fixed Rent and additional rent shall be prorated and adjusted as of such date.

        Section 15.02. If any part of the Building shall be so taken, this Lease shall be unaffected by such taking, except that

               (a) Landlord may, at its option. terminate this Lease by giving Tenant notice to that effect within ninety days (90) after the Date of the Taking, and

               (b)if fifty percent (50%) or more of the Demised Premises shall be so taken and the remaining area of the Demised Premises shall not be reasonably sufficient for Tenant to continue the feasible operation of its business therein, Tenant may terminate this Lease by giving Landlord notice to that effect within ninety (90) days after the Date of the Taking. This Lease shall terminate on the date specified in such notice from Landlord or Tenant which shall be not less than ninety (90) days from the date of such notice, and the Fixed Rent and additional rent shall be prorated and adjusted as of such termination date. Upon such partial taking and this Lease continuing in force as to any part of the Demised Premises, the Fixed Rent and additional rent shall be adjusted according to the rentable area remaining.

        Section 15.03. Landlord shall be entitled to receive the entire award payment in connection with any taking without deduction therefrom for any estate vested in Tenant by this Lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this Article. Tenant hereby expressly assigns tO Landlord all of its rights, title and interest now or hereinafter arising in and to every such award or payment. Notwithstanding the foregoing, in the event of a termination of this Lease by reason of any taking, Tenant may make separate claims for its fixtures actually taken and for moving expenses.

        Section 15.04. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this Lease, Tenant shall be entitled, except as hereinafter set fond, to receive that portion of the award or payment for such taking which represents compensation for use and occupancy of the Demised Premises, for the taking of Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue being responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and additional rent when due. If the period of temporary use of occupancy shall be extended beyond the expiration date of this Lease, that part of the award which represents compensation for the use and occupancy of the Demised Premises (or a pan thereof) shall be apportioned between Landlord and Tenant so that Landlord shall receive for its own account so much thereof as shall be allocable to the period after such expiration date, and such portion thereof as shall be allocable up to and including such expiration date shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and additional rent becoming due hereunder during such period.

        Section 15.05. In the event of any taking of less than the whole of the Building and/or the Land which does not result in a termination of this Lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Demised Premises which does not result in a termination of this Lease, Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining pans of the Building and the Demised Premises (other than those parts of the Demised Premises which are Tenant's Property) to substantially their former condition to the extent that the same may be feasible ( object to reasonable changes which Landlord shall deem desirable) ala so as to constitute a tenantable Building and Demised Premises

                                   ARTICLE 16

                            CONDITIONS OF LIMITATION

               Section 16.01. This T case and the term and estate hereby granted arc subject to the limitations that:

         (a) if Tenant shall file a voluntary petition in bankruptcy or insolvency, or shall file a voluntary petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law (foreign or domestic) or shall make an assignment for benefit of creditors, or shall seek or consent; or acquiesce of any trustee, receiver or liquidator of Tenant or of all or any part of the property or assets of Tenant; or

         (b) if, within sixty (60) days after the commencement of any proceeding against Tenant whether by the filing of a petition or otherwise, seeking any reorganization, arrangement, composition, readjustment, liquidation dissolution or similar relief under any present or future applicable federal, state or other state or law (foreign or domestic,) such proceeding shall not have been dismissed, or if within sixty (60) days after the appointment of any trustee, receiver or liquidator of Tenant or of all or any part of Tenant's Property, without the consent or acquiescently of Tenant, such appointment shall not have been vacated or otherwise discharged; or

         (c) if any execution or attachment shall be issued against Tenant or any of Tenant's Property pursuant to which the Demised Premises shall be taken or occupied or attempted to be taken or occupied, then Landlord at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this Lease at the expiration of three (3) days from the day of the giving of such notice of intention, and upon the expiration of said three
(3) day period this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 18 hereof

         Section 16.02. This Lease and the term and estate hereby granted and subject to the further limitations that:

         (a) if Tenant shall default in the payment of any Fixed Rent or additional rent, and such default shall continue uncured for five (5) days after notice by Landlord to Tenant of such default: or

        (b) if Tenant shall whether by action or inaction, be in default of any of its obligations under this Lease other than a default in the payment of any Fixed Rent or additional rent and such default shall continue and nor be remedied within fifteen (15) days after notice by Landlord to Tenant of such default, or, if such default is of such a nature that it cannot with due diligence be remedied within said period of fifteen (15) days., if Tenant shall not (I) promptly upon the giving by Landlord of such notice, give notice to Landlord of Tenant's intentions to institute all steps necessary to remedy such default, (ii) promptly institute and thereafter diligently and with continuity prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time (net to exceed 60 days) after the date of the giving of said notice by Landlord and in any event prior to such time as would either (x) subject Landlord, or any directors, officers, partners or employees or agents of Landlord, or any Superior Lessor, or Superior Mortgagee to prosecution for a crime or (y) cause a default under any Superior Lease or any Superior Mortgage: or

         (c) if there shall be any default by tenant of the provisions of
Article II hereof : or

         (d) if Tenant shall vacate or abandon the Demised Premises; or

         (e) if there shall be any default by Tenant or any person which, directly or indirectly, controls, is controlled by, or is under common control with Tenant) under any other lease with Landlord or any person which directly or indirectly, controls, is controlled by, or is under common control with Landlord which shall not be remedied within the applicable grace period, if any, provided therefore in such other lease.

then and in any of said events, Landlord may give to Tenant a notice of intention to terminate this Lease and to end the term and estate hereby granted at the expiration of three (3) days from the date of the giving of such notice, and upon the expiration of said three (3) day period, this Lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if such third day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 18 hereof.

        Section 16.03. Nothing in Sections 16.01 or 16.02 shall be deemed to require Landlord to give the notices therein provided for prior to the commencement of a sublunary proceeding for nonpayment of rent or a plenary action for recovery of rent on account of any default in the payment of the same, it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Lease shall terminate and if Tenant thereafter remains in possession after such a termination, it shall do so as a holdover tenant.

                                   ARTICLE 17

                              RE-ENTRY BY LANDLORD

        Section 17.01. If Tenant shall default in the payment of any Fixed Rent or additional rent, and such default shall continue for five (5) days after notice by Landlord to Tenant of such default, or if this Lease shall terminate as provided in Article 16 or any other provision of this Lease:

               (a) Landlord or Landlord's agent or employees may immediately or at any time thereafter rc-cater the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any other suitable action or proceeding at law, or by force or otherwise (without being liable to indictment. prosecution or damages therefore) and may repossess the same and dispossess Tenant and any other person(s) from the Demised Premises and may remove Tenant or any and all of their property and effects therefrom, without liability for damages thereto or accountability therefor, to the end that Landlord may have, hold and enjoy the Demised Premises, provided however, in no event, shall any such re-entry be deemed an acceptance of surrender under this Lease;

               (b) Landlord, at its option, may relet the whole or any portion(s) of the Demised Premises from time to time, either in the name of the Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, or on or after the date originally provided herein as the expiration date of the term hereof, at such rentals and upon such other conditions, which may include concessions and free rent period, as T landlord in its sole discretion may determine. Landlord shall have no obligation to relet the Demised Premises or any portion thereof and shall in no event be liable for refusal or failure to relet the Demised Premises or any portion thereof or, in the event of any such reletting, for failure to collect any rent due upon such reletting, and no such refusal or failure shall operate to release or relieve Tenant from any liability under this Lease or otherwise to affect such liability. Further, Landlord may make such repairs, improvements, alterations, additions, decorations and other physical changes in and to the Demised Premises as Landlord in its sole discretion considers advisable or necessary in connection with any such reletting or proposed reletting, without releasing or relieving Tenant from any liability under this Lease or otherwise affecting any such fiat City; and

               (c) If this Lease is terminated under the provisions of Article 16, or if LandJord shall repenter the Demised Premises pursuant to the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or pursuant to any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of the
Tenant:

                    (i) Tenant shall thereupon pay to Landlord the Fixed Rent and additional rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be,

                    (ii) Tenant shall also pay to Landlord damages as provided in Article 18, and (iii) Landlord shall be entitled to retain ail monies, if any, paid by Tenant to Landlord. whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or additional rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 18 or pursuant to law.

        Section 17.02. Tenant, on its own behalf and on behalf of ail persons claiming through or under Tenant including all creditors, does hereby expressly waive any and all rights, so far as is permitted by law, which Tenant and all such persons might otherwise have to:

               (a) the service of any notice of intention to re-enter or to institute legal proceedings to that end;

               (b) redeem the Demised Premises or any interest therein;

               (c) re-enter or repossess the Demised Premises; or

               (d) restore the operation of this Lease after Tenant shall have been dispossessed by a judgment or by a warrant of any court or judge, or after any re-entry by Landlord, or after any termination of this Lease, whether such dispossess, re-entry by Landlord or termination shall be by operation of law or pursuant to the provisions of this Lease.

        Section 17.03. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein. The words "re-entry, "re-entry. and re-entered as used in this Lease shall not be deemed to be restricted to their technical legal meanings.

                                   ARTICLE 18

                          LANDLORD'S REMEDIES. DAMAGES

        Section 18.01. If this Lease is terminated pursuant to the provisions of
Article 16 or otherwise in accordance with this Lease, or if Landlord shall re-enter the Demised Premises pursuant to the provisions of Article 17, or in the event of the termination of this Lease, or of re-entry, by or pursuant to any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages. at the election of Landlord, either.

               (a) a sum which at the time of such termination of this I Race or at the time of such re-entry by Landlord, as the case may be, represents the present value of the aggregate amount of the Fixed Rent and the additional rent under Articles 5 and 6 which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of such re-entry, as the case may be, and ending with the date contemplated as the expiration dare hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises for the same period, or

               (b) sums equal to the Fixed Rent and the additional rent which, would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the dare contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises during said period, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord for such reletting. such net rents so be determined by first deducting from the gross rents as and when received by Landlord from such reletting the exposes incurred or paid by Landlord in terminating this Lease or in recentering the Demised Premises and in securing possession thereof. as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for now tenants, brokers, commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom. it being understood that any such reletting may be for a period shorter or longer than the remaining term of this Lease and that such reletting Nay be of all or portion(s) of the Demised Premises either alone or together with other space in the Building (in which event the net rents therefrom and the expenses of reletting shall be equitably apportioned); but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.

        If the Demised Premises or any portion(s) thereof shall be relet by Landlord for the unexpired portion of the term of this Lease, or any portion thereof, before presentation of proof of such damages to any coon, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or portion thereof, so relet during the term of the reletting.

        Section 18.02. An action or actions for the recovery of such damages. or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be:

               (a) deemed lo require Landlord to postpone action until the date when the term of this Lease would have expired if it had nor been so terminated under the provisions of Article 17, or under any provision of law, or had Landlord not re-entered the Demised Premises;

               (b) construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant; or

               (c) construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entrv in the Demised Premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in Section 18.01.

        Section 18.03. In addition, if this Lease is terminated under the provisions of Article 16, or if Landlord shall re-enter the Demised Premises under the provisions of Article 17, Tenant agrees that:

               (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

               (b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the malting of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any pan thereof: and

               (c) for the breach of any covens it of Tenant set forth above in this Section 18.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to r over, and Tenant shall pay, as and for liquidated damages therefor, the cost of complying with such covenant (as estimated by an independent contractor elected by Landlord).

        Section 18.04. If Tenant shall default in the observance or performance of any term or covenant on its pan to be observed or performed under or by virtue of any of the terms or provisions in any Article of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant, without notice in the event of an emergency, and in any other event only if such default shall continue uncured after (i) notice of such default shall have been given by Landlord to Tenant, and (ii) any applicable grace period for curing same shall have expired. Tenant shall reimburse Landlord, as additional rent hereunder, within five (5) days after Landlord's delivery of a statement therefor for all expenditures made by, or damages or fines sustained or obligations incurred by I landlord including, without limitation, reasonable counsel fees and legal fees in instituting, prosecuting or defending any action or proceedings, due to non-performance or non-compliance with or breach or failure to observe any term, covenant or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with.

                                   ARTICLE 19

SERVICES AND EQUIPMENT

Section 19.01. For purposes of this Lease,

               (a) the term Business Days. shall mean all days excluding Saturdays, Sundays and days observed by the City of New York;, the State of New York or Federal Government as legal holidays, and further excluding holidays established by any union contract applicable to Building employees, and

               (b) the term Business Hours. shall mean the hours from 8:00 a.m. to 6:00 p.m. of Business Days.

        Section 19.02. So long as Tenant is not in default under any of the covenants of this Lease, Landlord shall, at its cost and expense:

               (a) provide necessary elevator facilities during Business Hours of Business Days and shall have sufficient elevators available at all other times;

               (b) maintain and keep in good order and repair the air conditioning, heating and ventilating systems installed by Landlord and operate the aforesaid systems when seasonably required during Business Hours on Business Days;

               (c) provide Building standard cleaning and janitorial services to the Demised Premises in accordance with the provisions of Exhibit B hereof; and

               (d) furnish hot and cold water for lavatory and drinking and office cleaning purposes.

               (e) provide exclusive overtime use of the freight elevator of the Building for Tenant's move-in at a cost of 550.00 per hour subject to advance reservation by Tenant in accordance with Landlord's then customary practice.

        Landlord shall have no responsibility or liability for the ventilating conditions and or temperature of the Demised Premises during He hours or days Landlord is not required to furnish heat, ventilation or air conditioning pursuant to this section. Landlord has informed Tenant that the windows of the Demised Premises and the Building are or may sealed, and that the Demised Premises may become uninhabitable and the air therein may become unwholesome during the hours or days when Landlord is not required pursuant to this paragraph to furnish heat, ventilation or air conditioning. Any use or occupancy of the Demised Premises during the hours or days Landlord is not so required to furnish heat, ventilation or air conditioning to the Demised Premises shall be at the sole risk, responsibility and hazard of Tenant. Such condition of the Demised Premises shall not constitute nor be deemed to be a breach or a violation of this Lease or of any provision thereof, nor shall it be deemed an eviction nor shall Tenant claim or be entitled to claim any abatement of rent nor snake any claim for any damages or compensation by reason of such condition of the Demised Premises. Tenant shall in any event cause all of the windows in the Demised Premises to be kept closed and shall cause and keep entirely unobstructed all of the vents, intakes, outlets and grilles, at all times and shall comply with and observe all regulations and requirements prescribed by Landlord for the proper functioning of the heating, ventilating and air-conditioning systems. In the event that Tenant shall require air conditioning, heating or ventilation at times when same are not required to be furnished by Landlord, Tenant shall give Landlord at least twenty-four (24) hours' advance notice of such requirement and, if same is furnished by Landlord, Tenant agrees to pay Landlord's then established charges therefor as additional rent. Landlord shall have no responsibility or liability of any kind or nature whatsoever in connection with the installation, operation, maintenance or repair of Tenant's supplemental autonomous heating, ventilating and/or air conditioning units, and Tenant agrees so pay Landlord's then established charges for condenser water if furnished for the operation thereof. If Tenant requires, uses or consumes water for any other purposes, Landlord may install a meter or meters or use other means to measure Tenant's water consumption for all purposes, and Tenant shall reimburse Landlord for the cost of the meter or meters and the installation thereof, and shall pay for the maintenance of said mater equipment and/or pay Landlord's cost of other means of measuring such water consumption by Tenant. Tenant shall reimburse Landlord for the cost of all water consumed, as measured by said meter or meters or as otherwise measured, including sewer rents.

        Section 19.03. Landlord reserves the right to interrupt, curtail or suspend the services required to be furnished by Landlord under this Article 19 when the necessity therefore arises by reason of accident. emergency, mechanical breakdown, or when required by any law, order or regulation of any federal, state, county or municipal authority, or for any other cause beyond the reasonable control of Landlord. Landlord shall use reasonable efforts to complete all repairs or other work so that Tenants inconvenience resulting therefrom may be for as short a period of time as circumstances will permit.

        Section 19.04. Tenant shall reimburse Landlord for the cost to Landlord of removal from the Demised Premises and the Building of so much of ally refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business office occupancy or by any use of the Demised Premises during other than Business Hours.

        Section 19.05. It is expressly agreed that only Landlord or any one or more persons, firms or corporations authorized in writing by Landlord will be permitted to furnish laundry, linen, towels, drinking water, ice and other similar supplies and services to tenants and occupants of the Building. Tenant agrees to employ such office maintenance contractor as Landlord may from time to time designate for all waxing, polishing, lamp replacement, cleaning (other than those cleaning services Landlord is obligated to furnish) and the maintenance work in the Demised Premise: provided that the quality thereof and the charges therefor are reasonable' comparable to that of other contractors. Tenant, at its sole cost and expense, shall cause the Demised Premises to be exterminated on at least a monthly basis to the satisfaction of Landlord and shall for such purposes employ exterminators designated by Landlord.

        Section 19.06. Landlord acknowledges (subject to this Section 19.06 and the provisions of this Lease concerning approval of Tenants Work;) that Tenant intends to install, and, subject to the approval of Tenant's plans and specifications therefor, Landlord hereby agrees the Tenant may install a separate supplemental air-conditioning system seating the Demised Premises. Landlord shall tarnish, if requested by Tenant, condenser water for Tenant's separate air-conditioning system and the condenser water valves for Tenant to connect its system to the Building's condenser water riser at a cost of 5800 per year for each ton of rated capacity of the air-conditioning equipment billed quarterly. If after the date of this Lease, the actual cost to Landlord of furnishing condenser water for Tenant's separate air-conditioning systems in the Demised Premises shall be increased then the aforesaid costs to Tenant shall be increased to fairly reflect the amount of the actual increase in cost per ton of rate capacity incurred by Landlord. Tenant shall provide and maintain at Tenants cost and expense as part of its separate air-conditioning system, if any, on each floor a door into the Building shaft through which its separate air-conditioning system is Connected to the Buildings condenser water conduits and grating and lights in each shaft, in accordance with Landlord's customary requirements therefore, and at each floor, an in-line condenser water pump. Tenant shall not install an air-cooled air-conditioning system.

                                   ARTICLE 20

               ACCESS: RIGHT TO CHANGE PUBLIC PORTIONS OF BUILDING

        Section 20.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows (which term "windows" shall include any film now or hereafter installed thereon by Landlord, at its option, to conserve energy in the Building) and doors bounding the Demised Premises, all of the Building, including, without limitation. exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Demised Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord.

        Section 20.02. Landlord reserves the right, and Tenant shall permit Landlord, (a) to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises and (b) to make such repairs, changes, alterations, additions and improvements in or to the Demised Premises and/or in or to any portion(s) of the Building facilities, equipment and systems located in or passing through the Demised Premises as landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith without any liability to Tenant and without the same constituting an eviction of Tenant. in whole or in part. and without any abatement or reduction in Fixed Rent or additional rent payable hereunder or any reduction of Tenant's covenants and obligations hereunder.

        Section 20.03. Landlord and its employees and agents shall have the tight to enter and or pass through the Demised Premises at any time or times upon reasonable prior notice (which notice Nay be oral) except in the case of an emergency, to examine the Demised Premises and to show same to actual and prospective tenants, lessors. mortgagees, purchasers, or lessees of the Land and/or the Building or any interest therein. If Tenant is not present to open and permit any entry into the Demised Premises, Landlord or Landlords age may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's Property and such entry shall not render Landlord or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. In the event Landlord shall exercise any of the rights granted to it under this Article 20 or otherwise seek or enter to perform work in the Demised Premises, (except in the event of an emergency), Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Demised Premises and take reasonable precautions to protect the Demised Premises and the property therein form injury, damage or theft. With respect to entering and performing work in the Demised Premises Landlord shall, to the extent reasonably possible (except in an emergency), request that a representative of Tenant accompany Landlord in the Demised Premises.

        Section 20.04. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason ~ 'any repairs, improvements, rigging, maintenance and/or cleaning in . about the Building, or if any part of the Building other than the Demised Premises is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

        Section 20.05. [Intentionally omitted].

        Section 20.06. Landlord reserves the right at any time, without incurring any liability to Tenant therefor, and without affecting or reducing any of Tenant's covenants and obligations hereunder, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, doors, halls, passageways, elevators, escalators and stairways thereof, and other public parts of the Building, as Landlord shall deem necessary or desirable.

                                   ARTICLE 21

                                     BROKER

        Section 21.01. Tenant warrants and represents that it has not dealt with any broker, finder or agent other than the Broker in connection with this Lease or the leasing of the Demised Premises, and that Tenant had no conversations or negotiations with any broker, finder or agent (other than Broker) concerning this Lease or the leasing of the Demised Premises. Tenant agrees to indemnify and hold Landlord harmless against and from any claims, costs, expenses and liabilities, including, without limitation, attorneys' fees and expenses. imposed upon, incurred by or asserted against Landlord arising out of any breach of the foregoing representation. Landlord agrees to pay any commission or compensation to the Broker in connection with this Lease and the leasing of the Demised Premises pursuant to separate agreements.

                                   ARTICLE 22

                                  SUBORDINATION

        Section 22.01. This Lease and all rights of Tenant hereunder are subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and or the Building now or hereafter existing (any of the foregoing being herein referred to as a Superior Lease) and to all mortgages which may now or hereafter affect the Land, the Building, and/or any Superior Lease (any of the foregoing being herein referred to as a -Superior Mortgage-) whether or not such Superior Mortgages shall also cover other lands and/or buildings and or leases, to each and every advance made or hereafter to be made under such Superior Mortgages, and to all renewals, modifications, consolidations, replacements and extensions of such Superior Leases and such Superior Mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any certificate to evidence such subordination that Landlord, the lessor under any Superior Lease, the holder of any Superior Mortgage, or any of their respective successors in interest may reasonably request. If Tenant fails to execute, acknowledge or deliver any such instruments within seven (7) business days after request therefor, Tenant hereby irrevocably constitutes and appoints landlord as Tenant's attorney-in-fact, coupled with an interest, to execute any such certificates or certificates for and on behalf of Tenant.

        Section 22.02. At the option of Landlord or any successor landlord, including the holder of any Superior Mortgage, the purchaser of the mortgaged premises in foreclosure and any lessor under any Superior Lease who shall succeed to the Landlords interest herein (collectively the Successor Landlord), Tenant agrees that neither the fore. closure of a Superior Mortgage. nor the institution of any suit, action, summary or other proceeding against the Landlord or any Successor Landlord, nor any foreclosure proceeding brought by the holder of any such Superior Mortgage to recover possessions of the premises covered thereby shall by operation of the law or otherwise result in cancellation or termination of this Lease or the obligations of the Tenant hereunder, and at the option and upon the request of any such Successor Landlord, Tenant covenants and agrees to attorn and recognize such Successor Landlord as Tenants landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct BARE between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not:

               (a) be liable for any previous act or omission of Landlord under this Lease;

               (b) be subject to any offset not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; and

               (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or additional rent, unless such modification or prepayment shall have been expressly approved in writing by the lessor of the Superior Lease or the holder of the Superior Mortgagee. through or by reason of which the Successor Landlord shall have succeeded IO the rights of Landlord under this Lease.

        Section 22.03. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction pursuant to the terms of this Lease, Tenant will not exercise any such right until (a) Tenant has given written notice of such act or omission to the holders of any Superior Mortgages and the lessors under any Superior Leases provided such names and addresses shall have been previously furnished to Tenant, and (b) a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice during which none of such parties has given notice to Tenant of its intention to remedy such act or omission or to cause the same to be remedied and promptly commences and thereafter continues such remedy with reasonable diligence.

        Section 22.04. If, in connection with obtaining financing, a banking, insurance or other recognized institutional lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not, in Tenant's reasonable opinion, materially increase the obligations of Tenant hereunder including, but not limited to, any increase in Fixed Rent or additional rent or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Demised Premises or materially alter the manner in which Tenant conducts its business.

                                   ARTICLE 23

                     LEGAL PROCEEDINGS: WAIVER OF JURY TRIAL

        Section 23.01. If Tenant or Landlord shall bring any anion or suit for any relief against the other, declaratory or otherwise, arising out of this Lease or Tenant's occupancy of the Demised Premises, the parties hereto agree to and hereby waive any right to a trial 'fly duty, and the losing party shall pay the successful party a reasonable sum for attorney's fees in such action or suit.

        Section 23.02. Tenant hereby waives the right to interpose a counterclaim in any summary proceeding instituted by Landlord against Tenant or in any action instituted by Landlord for unpaid Fixed Rent or additional rent under this Lease.

        Section 23.03. In the event the Tenant claims or asserts that the Landlord has violated or failed to perform a covenant of Landlord not to unreasonably withheld or delay Landlords consent or approval, or in any case where Landlord's reasonableness in exercising its judgment is in issue. Tenants sole remedy shall be an action for specific performance, declaratory judgment or injunction and in no event shall Tenant be entitled to any money damages for a breach of such covenant and in no event shall Tenant claim or assert arty claims for money damages in any action or by way of set-off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies. Whenever Landlord's consent or approval is required under this Lease, and this Lease does not specify the' such consent or approval shall not be unreasonably withheld or delayed, Landlord may determine whether to grant or withhold such consent or approval in its sole and absolute discretion. regardless of whether such refusal to consent or approve may be deemed arbitrary.

        Section 23.04. Whenever this Lease requires Landlord's consent or approval, Tenant shall reimburse Landlord on demand as a condition to granting such consent or approval any costs actually incurred in connection with reviewing the request for consent or approval, including, without limitation; reasonable attorneys fees.

                                   ARTICLE 24

                              ESTOPPEL CERTIFICATE

        Section 24.01. Tenant agrees, at any time, and from time to time, upon not less than seven (7) business days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, a statement in writing addressed to Landlord or Landlord's designee certifying that this Lease is unmodified and in full force and effect (or. if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which Fixed Rent and additional rent have been paid and stating whether or not to the best knowledge of the signer of such certificate, there exists any default in the performance of any covenant. agreement, term, provision or condition contained in this Lease, and any claim or offset in favor of the Tenant, and, if any, specifying each such default, claim or offset in favor of the Tenant, of which signer may have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or the passage of time or both, would constitute such a default and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty which may be relied upon. regardless of independent investigation, by Landlord and others with whom Landlord may be dealing including, without limitation, any purchaser or prospective purchaser of the Land and or the Building and or Landlord's interest under any Superior Lease, and by any mortgagee or prospective mortgagee of any Superior Mortgage and/or Landlord's interest in any Superior Lease, and by any landlord under a Superior Lease. If Tenant fails to execute, acknowledge or deliver any such instruments within seven t7) business days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenants attorney-in-fact, coupled with an interest, to execute any such certificate or certificates for and on behalf of Tenant.

        Section 24.02. Within ten (10) days of delivery of written request by Landlord, Tenant shall deliver to Landlord either (a) copies of the most current financial statements of Tenant and of any guarantor of Tenant's' obligations under the Lease certified by an independent certified public accountant or (b) certified copies of public documents filed with the Securities and Exchange Commission which. disclose Tenants current financial statements or the current financial statements of any guarantor of Tenants obligations under the Lease and such further detailed financial information with iespect to Tenant and any such guarantors as Landlord or the horde. or any Superior Mortgage or Superior Lease may reasonably request.

                                   ARTICLE 25

                          SURRENDER OF DEMISED PREMISES

        Section 25.01. Upon the expiration or other termination of the term of this Lease, Tenant shall quit and surrender the Demised Premises n good order and condition, ordinary wear and tear anti damage by fire or other casualty excepted, and shall remove all property therefrom, required to be removed as in
Article 8 provided.

Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

        Section 25.02. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

        Section 25.03. Tenant agrees it shall indemnify and save Landlord harmless against all reasonable costs, claims, loss or liability resulting from delay by Tenant in surrendering the Demised Premises upon the expiration or sooner termination of the term of this Lease, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to landlord resulting from any failure by Tenant timely to surrender the Demised Premises will be substantial, will exceed the amount of monthly rent theretofore payable hereunder, and will be impossible of accurate measurement Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord upon the Expiration Date or sooner termination of the term of this Lease, then Tenant will pay Landlord as liquidated damages for each month and for each portion of any month during which Tenant holds over in the Demised Premises after expiration or sooner termination of the term of this Lease, a sum (the Holdover Rent.) equal to one and one-half (1-1/2) times the average of the monthly installments of Fixed Rent and additional rent which was payable per month under this Lease during the six (o) months period preceding such expiration or sooner termination of the term of this Lease, which Holdover Rent shall be in addition to but not duplicative of all other costs, claims, losses or liabilities which Tenant has agreed to indemnify Landlord against pursuant to this Section. If Landlord shall, at any time after the expiration or sooner termination of the term hereof, proceed to remove Tenant from the Demised Premises as a holdover tenant. Tenant shall pay the Holdover Rent for the use and occupancy of the Demised Premises during any holdover period. Tenant's aforesaid obligations shall survive the expiration or earlier termination of the term of this Lease.

                                   ARTICLE 26

                                     NOTICES

        Section 26.01. (a) Except as expressly stated otherwise in this Lease, any notice or other communication required or permitted to be given or made by either Landlord or Tenant to the other pursuant to this Lease or pursuant to any applicable law or requirement of public authority shall be in writing and shall be delivered to such other party personally, or sent by registered or certified mail (return receipt requested) or by a nationally recognized overnight courier, addressed to Tenant at the Building and to Landlord, c/o Heitman Properties Ltd., 180 North LaSalle Street, Chicago, Illinois 60601, Attention: Property Management Department. or at such other address designated by such party in accordance with this Article. The date of receipt of such bill, statement, notice or communication shall be deemed to be the date of personal delivery or mailing, provided, however. in the event any party refuses or is unable to accept delivery of such notice, the date of such notice shall be the first attempted date of delivery. Either party may, by notice from time to time to the other company, designate a different address (which, however, shall be located in the continental United States and shall not be a Post Office Box) for notices intended for it. Any notice of change of address shall be deemed ., have been given when received by the party to whom such notice is given. Tenant agrees that any notice required to be given to Tenant by Landlord under the provisions of this Lease may be given by Landlord's agents or attorneys, as same are set forth above, and in such event. such notice shall be deemed to have been given by Landlord.

               (b) A copy of all notices to Tenant and Landlord shall be sent to the addresses set forth in Article 1. and otherwise in accordance with the provisions o' this Article.

                                   ARTICLE 27

                                SECURITY DEPOSIT

        Section 27.01. Tenant has delivered to Landlord the Security Deposit as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease; it is agreed that in the event Tenant defaults in respect to any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of Fixed Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Fixed Rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including but not limited to, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to Tenant after the Expiration Date and after delivery of entire possession of the Demised Premises to Landlord. If Landlord applies or retains any part of the security so deposited, Tenant, upon demand, shall deposit with Landlord the amount so applied or retained, so that Landlord shall have the full deposit on hand at all times during the term of this Lease. In the event of a sale of the Land and Building or leasing conveyance or transfer of the Building, of which the Demised Premises form a part, Landlord shall have the right to transfer the security to the vendee, lessee or transferee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Landlord solely for the return of said security and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

                                   ARTICLE 28

                           COVENANT OF QUIET ENJOYMENT

        Section 28.01. Landlord covenants that upon Tenant paying all Fixed Rent and additional rent and observing and performing all the terms, covenants and provisions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises without interference by any person lawfully claiming by or through Landlord, subject nevertheless to the terms and conditions of this Lease and provided, however, that no eviction of Tenant by reason of the foreclosure of any mortgage now or hereafter affecting the Demised Premises or by reason of any termination of any ground or underlying lease to which this Lease is subject and subordinate, whether such termination is by operation of law, by agreement or otherwise, shall be construed as a breach of this covenant nor shall any anion by reason thereof be brought against Landlord, and provided funkier that this covenant shall bind and be enforceable against Landlord, subject to the terms hereof, only so long as Landlord is the holder of the Landlord's interest in this Lease and is collecting rent from Tenant but not thereafter.

                                   ARTICLE 29

                               PARTNERSHIP TENANT

        Section 29.01. If Tenant is a partnership (or is comprised of two (2) or more persons, individually and as co-partners of a partnership) or if Tenants interest in this Lease shall be assigned to a partnership (or to two (2) or more persons, individually and as co-partners of a partnership) pursuant to Article 11 (any such partnership and such persons are referred to i,. this Article as "Partnership Tenant"), the following provisions of this Article shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, (b) each of the parities comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed changing, modifying or discharging this Lease, in whole or in part, or surrendering all or any part of the Demised premised to Landlord, and by any notices, demands, requests or other communications which may hereafter be given by Partnership Tenant or by any of the parties comprising Partnership Tenant, (c) any bills, statements notices, demands, requests or other communications given or rendered to partnership Tenant or to any or to any of the parties comprising Partnership Tenant shall be binding upon Partnership Tenant and all such parties, (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed, (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all the terms, covenants and conditions of this Lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of the Article) and (f) on each anniversary of the Commencement Date, Partnership Tenant shall deliver to Landlord a list of the names of all partners and their current residential address.

         Section 29.02. If any partner in Tenant is a professional corporation, Tenant agrees to cause such professional corporation and each individual shareholder thereof to execute such guaranties and other instruments, agreements or documents Landlord may reasonably request confirming that such individual shareholder shall have the same obligations and liability and liability under this Lease as such shareholder would have had if he, and not such professional corporation, were a partner in Tenant.

         Section 29.03. Tenant and each of the partners/shareholders of Tenant hereby waive any Requirements of Law that may require that Landlord to first look to the assets of Tenant for recovery of any sums due hereunder if being the intention of the parties hereto that Landlord may, at its election, proceed against the assets of Tenant and/or the assets of the individual partners/shareholders of Tenant, whether simultaneously, or in such order of priority as Landlord may determine in its sole discretion. The provisions of this Article are not intended to mean that Landlord shall have limited or waived its rights to any other available remedies hereunder or under applicable law as to Tenant including the right to look to the assets of Tenant for recovery of any sums do hereunder.

        Section 29.04. If any partner/shareholder of Tenant shall retire or withdraw from the Tenant, such retiring or withdrawing partner/shareholder shall have no liability to Landlord for the breach of any term, covenant or condition contained in this Lease occurring after the date of such retirement or withdrawal or for any act or omission of Tenant occurring after the date of such retirement or withdrawal, provided that not less than one-half (1/2) of the number of active partners/shareholders of Tenant as of the Commencement Date (the "Minimum Amount") shall remain following such withdrawal or retirement. If fewer than the Minimum Amount of active partnership/shareholders of Tenant shall remain following such withdrawal or retirement, such or withdrawing partner/shareholder shall (with all other partner/shareholder shall be released from liability arising under this Lease from and after the date there are at least the Minimum Amount of active partners/shareholders of Tenant.

         Section 29.05. The partners/shareholders of Tenant hereby consent and submit to the jurisdiction of any court of record of New York State located in New York County, or of the United States District Court for the Southern District of New York and agree that service of process in any action or proceeding brought by Landlord may be made upon any or all partners/shareholders by mailing a copy or the summons to such partner(s)/shareholder(s) by mailing a copy or the summons to such partner(s)/shareholder(s) either at their respective addresses or at the Demised Premises, by registered or certified mail, return receipt requested. Notwithstanding the foregoing, the resident of any partner/shareholder of Tenant shall not be a basis for a choice of venue or for a motion by a partner/shareholder of Tenant for transfer of venue or forum non conveniens pursuant to any rule of common law and or any applicable state or federal provision or statute, and each partner/shareholder of Tenant and Tenant hereby waives the right to choose venue or to move for transfer of venue or forum non conveniens on the grounds that an individual partner/shareholder of the Tenant resides in a particular jurisdiction.

                                   ARTICLE 30

                                  MISCELLANEOUS

        Section 30.01. Tenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Landlord's prior written consent which consent shall not be unreasonably withheld. Tenant shall not place a load upon any floor of the Demised Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to the Demised Premises to such a degree as to be objectionable to Landlord shall be placed and maintained by the party owning the machines or equipment, at such party's expense, in settings of cork, rubber or spring type vibration eliminators sufficient to eliminate noise or vibration.

        Section 30.02. Tenant will not clean, nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of Section 202 of the Labor Law or the rules of the Board of Standards and Appeals or of any other board or body having or asserting jurisdiction.

        Section 30.03. If any term, covenant, condition or provision of this Lease or the application thereof to any circumstance or to any person, firm or corporation shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Lease, or the application thereof to any circumstances or to any person, firm or corporation other than those as tO which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Lease shall be valid and shall be enforceable to the fullest extent permitted by law.

        Section 30.04. In the event that an excavation should be made for building or other purposes upon land adjacent to the Building, or should be authorized to be made, Tenant shall, if necessary, afford to the person or persons causing or authorized to cause such excavation, license to event upon the Demised Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Building, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning.

        Section 30.05. Tenant. its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the rules and regulations (the Rules and Regulations.) set forth in Exhibit C attached hereto and made a part hereof. Landlord shall have the right from time to time during the term of this Lease to make reasonable changes in and additions to the Rules and Regulations.

        Section 30.06. The failure of Landlord to seek redress for viola An of, or to insist upon the strict performance of, any covenent or condition of this Lease, or any of the rules and regulations set forth or hereafter adopted by Landlord shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord. No payment hI Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept and deposit such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

        Section 30.07. This Lease with the Exhibits annexed hereto, if any, contains the entire agreement between Landlord and Tenant and shall not be changed, modified, waived, released, discharged, terminated, in whole or in part, except in a writing expressly designated for the purpose of effecting such change, modification, waiver, release, discharge or termination and signed by both Landlord and Tenant.

        Section 30.08. The captions of Articles in this Lease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Lease or the intent of any provision thereof.

        Section 30.09. The Building may be known as or by such name as Landlord, in its sole discretion, may determine, and Landlord shall have the right, at any time and from time to time, to change the name and or the address of the Building without Tenant's consent.

        Section 30.10. Landlord or Landlord's agents have made no representations or promises with respect to the Building, the Land or the Demised Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly sat forth in the provisions of this Lease. The taking of possession of the Demised Premises by Tenant shall be conclusive evidence that Tenant accepts the Demised Premises and that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was so taken.

        Section 30.11. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and, except as otherwise provided herein, their assigns.

        Section 30.12. Submission to Tenant by Landlord of the within Lease for review and execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof have been delivered to the respective parties hereto.

        Section 30.13. This Lease shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

        Section 30.14. This Lease is secured by a guaranty of even date herewith (the form of which is attached hereto as Exhibit D) made by the Handex Corporation. a Delaware corporation (the Guarantor.), of the covenants, agreements and obligations of Tenant under the T Face to be performed and observed.

                                   ARTICLE 31

                                 RENEWAL OPTION

        Section 31.01. Tenant shall have an option (the "Renewal Option") to renew the initial term with respect to all (but not less than all) of the Premises demised under or pursuant to this lease as of the expiration date of the Term for one additional tetm (the Renewal Term.) of five (5) years, commencing on the day immediately following the expiration date of the initial Term, under the following terms and conditions and subject to credit approval by
Landlord:

                    (1) Tenant gives Landlord written notice of its election to exercise the Renewal Option no later than the date which is Tree hundred sixty-five (365) days prior to the expiration date of the Initial Term;

                    (2) Tenant is not in breach or default under this Lease either on the date Tenant exercises the Renewal Option or at any time through and including the proposed commencement date of the Renewal Term.

        Section 31.02. If Tenant timely and properly exercises the Renewal Option in accordance with the provisions of Section 31.01:

                    (1) The Fixed Rent payable for the applicable Renewal Term shall be based on ninety five (95%) percent of the then prevailing rent for similar space in this property, but in no event shall the rental rate be less than the adjusted rental rate payable under this Lease on the expiration date of the initial Term. For purposes of the preceding sentence, "prevailing rental rate shall mean the total rental then being quoted by landlord to third party tenants for reasonably comparable space in the Building for leases approximately as long, and commencing at approximately the same time, as the applicable Renewal Term, subject to reasonable adjustment for the desirability of the applicable Door or area of the Building. If Landlord is not then quoting rental rates for comparable space, the rates used for purposes of this provision shall be those rates Landlord would have used if Landlord had quoted such rates. Landlord shall endeavor to notify Tenant of its determination of prevailing rental rate (-PRR-) no later than ten (10) months prior to the commencement of the Renewal Term. In any event, Landlord must notify Tenant of Landlords PRR within fifteen (15) days of Landlords receipt of a notice from Tenant (which notice cannot be delivered by Tenant earlier than twelve (12) months prior to the commencement of the Renewal Term) stating that (a) Landlord has failed to provide Tenant with Landlord's PRR and Tenant hereby requests the' Landlord notify Tenant of Landlords PRR within fifteen (15) days of Landlord's receipt of such notice. Except provided for herein, Landlords good faith determination of PRR shall be conclusive and binding as to the Landlord and the Tenant. Tenant shall have fifteen (15) days after Landlord's delivery of notice to Tenant of Landlord's PRR to deliver notice to Landlord objecting thereto and setting forth Tenant's determination of Prevailing Rental Rate (Tenants PRR) and, if Tenant fails to deliver such notice within this fifteen (15) day period, Tenant shall be deemed to have accepted Landlords PRR. Within fifteen (15) days after receipt by Landlord of the notice specifying Tenants PRR, Landlord and Tenant shall mutually select an umpire in this matter (the "PRR Umpire"). The PRR Umpire shall be a real estate appraiser or consultant having at least fifteen (15) years continuous experience in the business of leasing, appraising or managing commercial properties in the Borough of Manhattan, City of New York. The PRR Umpire shall certify to Landlord and Tenant whether or not, within the last three (3) years, the PRR Umpire or the company with which the PRR Umpire is then affiliated, shall have been (x) retained by either Landlord or Tenant or (y) involved in an adversarial arbitration or litigation proceeding with either Landlord or Tenant. Landlord and Tenant reserve the right to reject PRR Umpire proposed by the other party provided that such right is exercised for good cause within three (3) Business Days of receipt of the above certification. In the event that Landlord and Tenant shall fail to agree upon the designation of PRR Umpire within thirty (30) days after delivery of Landlords notice rejecting Tenants PRR, then either party shall have the right to request that The Real Estate Board of New York, or if such organization fails to act in accordance herewith or no longer exists, then the American Arbitration Association (or any organization which is the successor thereto) select an PRR Umpire in accordance with the requirements of this Article and such selection shall be conclusive and binding upon the parties. Within fifteen (15) days after the date of selection of the PRR Umpire, the PRR Umpire shall hold one (1) hearing during which Landlord and Tenant shall have an opportunity to present evidence supporting their determination of the Prevailing Rental Rate. Within ten (10) days after the date of such hearing, the PRR Umpire shall determine whether Landlords PRR is the Prevailing Rental Rate or Tenant's PRR ;: :he Prevailing Rental Rate and shall so notify Landlord and Tenant. Each party shall pay is own counsel fees and expenses, if any, in connection with any arbitration under this Article and the parties shall share equally all other expenses and fees of such arbitration, including the expenses and fees of any PRR Vampire selected in accordance with the provisions of this Article. The PRR Umpire's determination rendered in accordance with the provisions of this Article shall be final and binding in determining the Prevailing Rental Rate. She PRR Umpire shall not have the power add to, modify, or change any of the provisions of this Lease. In determining Prevailing Rental Rate, Landlord, tenant and the PRR Umpire shall give effect to the other terms and conditions of this Lease. but shall not take into account or give any credit or allowance to Tenant for He value of leasehold improvements made by or for the benefit of Tenant. If for any reason the Prevailing Rental Rate shall not have been determined prior to the commencement of the Renewal Term, then until the Prevailing Rental Rate and, accordingly, the Fixed Rent shall have been finally determined, the Fixed Rent shall be equal to the average of Landlord's PRR and Tenant's PRR Upon final determination, an appropriate adjustment shall be made reflecting such final determination, and Landlord or Tenant, as the case may be, shall pay the other any overpayment or deficiency, as the case may be, from the commencement of the Renewal Term to the date of such final determination.

                    (2) Tenant shall have no further options to renew the initial Term of this Lease beyond the expiration date of the Renewal Term crated by exercise of the second Renewal Option.

                    (3) Landlord shall not be obligated to perform any leasehold improvement work in the Premises or give Tenant al allowance or other economic concession for any such work or for any other purposes.

                    (4) Except as otherwise provided herein, all of the terms and provisions of this Lease shall remain the same and in full force and effect during the Renewal Term.

        Section 31.03. If Tenant exercises a Renewal Option, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the lease of the Premises by Landlord to tenant for the applicable Renewal Term on the terms provided above, which amendment (or new lease, as the case may be) shall be executed and delivered prior to the commencement date of the applicable Renewal Term.

        Section 31.04. Any unexercised Renewal Option shall automatically ternunate and become null and void and of no force or effect upon the earlier to occur of (1) the expiration or termination of this Lease. (2) the termination of the Tenants right to possession of the Pretruses, (3) the assignment of this Lease by Tenant, (4) the sublease by Tenant of all or part of the Premises to anyone other than an affiliate of Tenant, or (5) the failure of Tenant to timely or properly exercise such Renewal Option or (o) the default by Tenant under the Lease.

        IN WITNESS WHEREOF, Landlord and Tenant have respectively executed this Lease as of the day and year first and above written.


 Landlord:                JMB - 40 BROAD STREET ASSOCIATES

                                           By: JMB Income Properties Ltd. - Xll,
                                               General Partner

                                           By: JMB Realty Corporation, Managing
                                               General Partner

                                           By:
                                              ----------------------------------

Tenant:                                    NEW HORIZONS COMPUTER LEARNING CENTER
                                           OF METROPOLITAN NEW YORK, INC.

                                           By:
                                              ----------------------------------

                                           Federal I.D. No.
                                                           ---------------------